     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 2000

                                                REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           MEDCENTERDIRECT.COM, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    5961                                   58-2500130
    (State or other jurisdiction of             (Primary Standard Industrial        (I.R.S. Employer Identification Number)
     incorporation or organization)             Classification Code Number)

                            ------------------------

                             ONE CAPITAL CITY PLAZA
                              3350 PEACHTREE ROAD
                                   SUITE 1610
                             ATLANTA, GEORGIA 30326
                                 (404) 233-2563
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                              ROBERT J. WHITE, JR.
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           MEDCENTERDIRECT.COM, INC.
                             ONE CAPITAL CITY PLAZA
                              3350 PEACHTREE ROAD
                                   SUITE 1610
                             ATLANTA, GEORGIA 30326
                                 (404) 233-2563
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

               RICHARD H. MILLER, ESQ.                                FREDERICK W. KANNER, ESQ.
               ELIOT W. ROBINSON, ESQ.                                   DEWEY BALLANTINE LLP
               LINZY O. SCOTT III, ESQ.                              1301 AVENUE OF THE AMERICAS
        POWELL, GOLDSTEIN, FRAZER & MURPHY LLP                      NEW YORK, NEW YORK 10019-6092
                   SIXTEENTH FLOOR                                          (212) 259-8000
              191 PEACHTREE STREET, N.E.
                ATLANTA, GEORGIA 30303
                    (404) 572-6600

                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / / ____________

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED
                   TITLE OF EACH CLASS OF                           MAXIMUM
                      SECURITIES TO BE                             AGGREGATE            AMOUNT OF
                         REGISTERED                            OFFERING PRICE(1)    REGISTRATION FEE
Common stock, $0.001 par value..............................     $131,000,000          $34,610.40

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS            SUBJECT TO COMPLETION                   , 2000
--------------------------------------------------------------------------------

          SHARES

[INSERT LOGO]

COMMON STOCK

----------------------------------------------------------------------

This is our initial public offering of shares of our common stock. No public market currently exists for our common stock. We expect the public offering
price to be between $     and $     per share.

We intend to file an application to have our common stock listed on the Nasdaq National Market under the symbol "MCDC."

BEFORE BUYING ANY SHARES YOU SHOULD READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK IN "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              PER SHARE    TOTAL
----------------------------------------------------------------------------------
PUBLIC OFFERING PRICE                                         $           $
----------------------------------------------------------------------------------
UNDERWRITING DISCOUNT AND COMMISSIONS                         $           $
----------------------------------------------------------------------------------
PROCEEDS, BEFORE EXPENSES, TO US                              $           $
----------------------------------------------------------------------------------

The underwriters may also purchase up to        shares of common stock from us
at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus. The underwriters may exercise this option only to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts and commissions will be
$          , and the total proceeds, before expenses, to us will be $          .

The underwriters are offering the common stock as set forth under
"Underwriting." Delivery of the shares will be made on or about       , 2000.

WARBURG DILLON READ LLC

                    U.S. BANCORP PIPER JAFFRAY

                                         J.C. BRADFORD & CO.

--------------------------------------------------------------------------------

Through and including            , 2000 (the 25th day after commencement of this
offering), federal securities law may require all dealers selling shares of our common stock, whether or not participating in this offering, to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Prospectus summary.....................         1

The offering...........................         3

Summary financial data.................         4

Risk factors...........................         5

Forward-looking information............        23

Use of proceeds........................        24

Dividend policy........................        24

Capitalization.........................        25

Dilution...............................        26

Selected financial information.........        27

Management's discussion and analysis of
  financial condition and results of
  operations...........................        28

Business...............................        32

Management.............................        44

Certain relationships and related
  transactions.........................        50

Principal stockholders.................        52

Description of capital stock...........        53

Shares eligible for future sale........        57

Underwriting...........................        59

Legal matters..........................        60

Experts................................        61

Where you can find more information....        61

Index to financial statements..........       F-1

ABOUT THIS PROSPECTUS
--------------------------------------------------------------------------------

medcenterdirect.com is a trademark of medcenterdirect.com, inc. All other trademarks, service marks or trade names referred to in this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY THE RISKS OF INVESTING IN OUR COMMON STOCK DISCUSSED UNDER "RISK FACTORS."

OUR BUSINESS

medcenterdirect.com is developing and implementing an online business-to-business e-commerce marketplace for the purchase and sale of medical and non-medical products, supplies and equipment used by alternate site, hospital and other healthcare providers. We aggregate both purchasers and suppliers to create an efficient, secure and real-time exchange for the large and highly fragmented healthcare industry. We believe the services and information that we provide enable purchasers and suppliers to more efficiently and effectively manage their businesses. We have entered into a ten-year exclusive contract with HEALTHSOUTH to provide an online procurement solution for all of HEALTHSOUTH's facilities(1). In addition, we have entered into an exclusive agreement with the National Association of Community Health Centers pursuant to which the National Association of Community Health Centers will assist us in conducting a pilot program at seven of its member locations throughout the United States. The pilot program is scheduled to run for 90 days commencing on April 15, 2000. During this period, the National Association of Community Health Centers has agreed to negotiate exclusively with us with the goal of entering into a long-term agreement to exclusively sponsor our company. HEALTHSOUTH and the National Association of Community Health Centers represent more than 5,000 healthcare facilities. We also currently have relationships with leading healthcare suppliers including Owens & Minor, Inc., Johnson & Johnson, Inc. and Medline Industries, Inc.

We offer four integrated services that facilitate the entire healthcare procurement process:

- E-PROCUREMENT automates the purchasing and requisition process, inventory management, order status tracking, and the accounts receivable and accounts payable process;

- E-MANAGEMENT utilizes the information derived from the e-procurement and e-selection process to allow analysis of inventory management, contract compliance, physician and procedural cost data, and product marketing data;

- E-SELECTION allows access to our Superstore, where purchasers can evaluate a broad range of products from manufacturers and distributors. Product evaluations allow the purchaser to make informed decisions while enabling suppliers to communicate accurate clinical information, allowing for more clinically effective and cost-efficient patient care; and

- E-RESOURCE CENTER provides current information on innovative surgical techniques and products, along with the means to communicate directly with peers, product manufacturers and healthcare industry experts.

Each of these services is integrated into our solution in a manner that enables the constant exchange of information, enabling our users to share knowledge and identify opportunities to improve efficiency.

OUR INDUSTRY

The Internet is rapidly changing the way in which companies conduct and improve their business workflow. Companies are increasingly adopting the use of the Internet as a means to create integrated business-to-business solutions to streamline complex processes, enable the purchase and sale of goods

------------------------------
(1) Definitive documentation memorializing this arrangement is currently being finalized and will be provided pursuant to an amendment and effectively communicate critical information among fragmented groups of customers, manufacturers and distributors. According to Forrester Research, United States business-to-business e-commerce will increase from $109 billion in 1999 to $1.3 trillion in 2003.

The worldwide market for new medical products, supplies and equipment is estimated at $150 billion, with annual growth estimated at 6% to 7%, according to the Health Industry Manufacturers' Association. The United States segment of that marketplace, estimated at $60 to $80 billion, is highly fragmented and consists of more than 20,000 manufacturers, over 100 distributors, various integrated delivery networks and numerous group purchasing organizations. This supply chain provides new medical products to over 60,000 alternate site facilities, 6,000 hospitals, 600,000 physicians, 185,000 physician groups and other healthcare providers.

According to an independent study conducted by Efficient Healthcare Consumer Response, the supply chain costs of distributing medical products total approximately $23 billion per year, of which an estimated $11 billion could be eliminated by more efficient sharing of information, management of orders and movement of products.

OUR STRATEGY

Our objective is to become the leading online marketplace for medical products, supplies and equipment. Our goal is to provide comprehensive services that together address the entire healthcare procurement process. Key elements of our strategy include:

- Build on First Mover Advantage in the Alternate Site Care Market While Expanding the Adoption of Our Online Marketplace;

-   Provide Solutions That Empower Physicians, Clinicians and Administrators;

-   Enhance Our Brand Recognition Among Key Decision-Makers;

-   Establish Strategic Alliances With Leading Industry Participants; and

-   Expand Internationally.

THE OFFERING

Common stock offered.........................  shares

Common stock to be outstanding after this
  offering...................................  shares

Use of proceeds..............................  To fund further development of our technology and infrastructure, potential acquisitions,
                                               sales and marketing activities, and working
                                               capital and other general corporate purposes.

Proposed Nasdaq Stock Market symbol..........  MCDC

The number of shares of common stock outstanding after this offering is based on
23,050,000 shares outstanding as of March 16, 2000, plus           shares being
sold by us in this offering.

The number of shares of common stock outstanding after this offering excludes 1,330,000 shares issuable upon the exercise of options outstanding as of March 16, 2000 with a weighted average exercise price of $1.69 per share.

Unless we indicate otherwise, all information in this prospectus reflects the following:

-   no exercise by the underwriters of their over-allotment option to purchase
    up to        additional shares of our common stock; and

- the conversion of all of our outstanding convertible preferred stock into 18,600,000 shares of our common stock upon the closing of this offering.

                               HOW TO CONTACT US

    We were incorporated in Delaware in October 1999. Our principal executive offices are located at One Capital City Plaza, 3350 Peachtree Road, Suite 1610, Atlanta, Georgia 30326, telephone (404) 233-2563. Our web site is located at www.medcenterdirect.com. INFORMATION CONTAINED ON OUR WEB SITE IS NOT A PART OF THIS PROSPECTUS OR THE REGISTRATION STATEMENT OF WHICH IT IS A PART.

SUMMARY FINANCIAL DATA

The following tables set forth summary financial data for our company. You should read this information together with the financial statements and notes to those statements appearing elsewhere in this prospectus and the information contained in the section entitled "Management's discussion and analysis of financial condition and results of operations."

                                                                   PERIOD FROM INCEPTION
STATEMENT OF OPERATIONS DATA:                                  (OCTOBER 6, 1999) THROUGH
                                                                       DECEMBER 31, 1999
----------------------------------------------------------------------------------------
Revenue.....................................................         $        --

Operating loss..............................................            (659,437)

Net loss....................................................            (662,133)

Net loss per share, basic and diluted.......................         $      (.15)

Shares used in per share computations, basic and diluted....           4,450,000

Pro forma net loss per share, basic and diluted.............         $      (.13)

Shares used in pro forma per share computations, basic and
  diluted...................................................           5,048,276

                                                                   DECEMBER 31, 1999
BALANCE SHEET DATA                                             ACTUAL AND       PRO FORMA
                                                                PRO FORMA     AS ADJUSTED
-----------------------------------------------------------------------------------------
Cash and cash equivalents...................................  $5,717,988              $
Working capital.............................................   5,309,392
Total assets................................................   5,821,296
Stockholders' equity........................................   5,342,317

Pro forma net loss per share and the pro forma balance sheet data reflects the conversion of our outstanding convertible preferred stock into common stock, retroactive to the date of issuance.

The pro forma balance sheet data listed above does not reflect:

- the sale of 300,000 shares of Series B convertible preferred stock in February 2000 for net proceeds, in the form of conversion of a note, totaling $250,000;

- the sale of 250,000 shares of Series C convertible preferred stock in February 2000 for net proceeds totaling $250,000; and

- the sale of 700,000 shares of Series D convertible preferred stock in March 2000 for net proceeds totaling $1,700,000.

The pro forma as adjusted balance sheet data listed above also reflects the sale
of           shares of our common stock in this offering at an assumed initial
public offering price of $             per share after deducting an assumed
underwriting discount and estimated offering expenses. See "Use of proceeds" and "Capitalization" for a discussion about how we intend to use the proceeds from this offering and about our capitalization.

--------------------------------------------------------------------------------

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE HARMED. IN SUCH A CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

BECAUSE WE ARE IN THE PROCESS OF INTRODUCING OUR PRIMARY SERVICES AND BECAUSE WE ARE ENTERING INTO A NEW AND RAPIDLY EVOLVING MARKET, YOU MAY HAVE DIFFICULTY ASSESSING OUR BUSINESS AND OUR FUTURE PROSPECTS.

Since we incorporated in October 1999, our operations have consisted primarily of the initial planning and development of our marketplace and the building of our operating infrastructure. As a result, we did not generate revenues during the period from inception (October 6, 1999) through December 31, 1999. Because we are in the process of introducing our services, it is difficult to evaluate our business and our future prospects. For example, it is difficult to predict whether the market will accept our services and the level of revenue we can expect to derive from our services. Because we are an early stage company in the online market for the purchase and sale of medical products, supplies and equipment, which is a new and rapidly evolving market, we cannot be certain that our business strategy will be successful. Our business will be seriously harmed, and may fail entirely, if we do not successfully execute our business strategy or if we do not successfully address the risks we face.

WE HAVE A HISTORY OF LOSSES AND MAY NEVER ACHIEVE PROFITABILITY.

We have experienced losses from operations since our inception, including net losses of $662,133 for the period from inception (October 6, 1999) through December 31, 1999. In addition, as of December 31, 1999, we had an accumulated deficit of $662,133. We have not achieved profitability and we expect to continue to incur substantial operating losses for the immediate future. We have generated limited revenue in 2000. If our revenue does not increase substantially or if our expenses increase further than we expect, we may never become profitable.

We anticipate that our operating losses will increase in the immediate future, as we expect substantial increases in our costs and expenses in a number of areas, including:

- expanding and enhancing our operating infrastructure, including hardware and software systems and administrative personnel;

-   extending the functionality of our online marketplace;

-   expanding our direct field sales force;

- marketing and promotion of our company and our services, including building recognition of our brand name; and

-   expanding our services.

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

WE EXPECT TO RELY ON A LIMITED NUMBER OF LARGE CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR REVENUES IN THE FUTURE. LOSING ONE OR MORE THESE CUSTOMERS MAY ADVERSELY AFFECT OUR FUTURE REVENUE GROWTH.

WE EXPECT THAT FOR THE FORESEEABLE FUTURE WE WILL GENERATE A SIGNIFICANT PORTION OF OUR REVENUES FROM A LIMITED NUMBER OF LARGE CUSTOMERS, INCLUDING HEALTHSOUTH. WE MAY BE UNABLE TO ENTER INTO CONTRACTS WITH OUR CUSTOMERS WHICH OBLIGATE THEM TO USE OUR E-COMMERCE SOLUTION EXCLUSIVELY OR FOR ANY PERIOD OF TIME. IN ADDITION, WE MAY BE UNABLE TO OBTAIN FROM OUR CUSTOMERS ANY FIXED AMOUNT OF FORWARD PURCHASE COMMITMENTS. OUR CUSTOMERS MAY BE ABLE TO DISCONTINUE USE OF OUR E-COMMERCE SOLUTION AT ANY TIME WITHOUT PENALTY. IF WE LOSE ANY OF OUR LARGE CUSTOMERS OR IF WE ARE UNABLE TO ADD NEW LARGE CUSTOMERS, WE MAY BE UNABLE TO INCREASE OUR REVENUES.

IF PURCHASERS AND SUPPLIERS OF MEDICAL PRODUCTS, SUPPLIES AND EQUIPMENT DO NOT ACCEPT OUR BUSINESS MODEL, DEMAND FOR OUR SERVICES MAY NOT DEVELOP AND THE PRICE OF OUR COMMON STOCK WOULD DECLINE.

We offer an online marketplace for the purchase and sale of medical and non-medical products, supplies and equipment for the healthcare industry. This business model is new and unproven and depends upon purchasers and suppliers in this market adopting a new way to purchase and sell medical products, supplies and equipment. If purchasers and suppliers do not accept our business model, demand for our services may not develop and the price of our common stock would decline. Purchasers and suppliers could be reluctant to accept our new, unproven approach, which involves new technologies which may not be consistent with their existing internal organization's procurement processes. Purchasers and suppliers may prefer to use traditional methods of buying and selling medical products, supplies and equipment, such as using paper catalogs or interacting in person or by phone with representatives of manufacturers or distributors. In addition, many of the individuals responsible for purchasing medical products, supplies and equipment may not have ready access to the Internet and may be unwilling to use the Internet to purchase medical products, supplies and equipment. Even if purchasers and suppliers accept the Internet as a means of selling and buying medical products, supplies and equipment, they may not accept our online marketplace for conducting this type of business. Instead, they may choose to establish and operate their own web sites to purchase or sell medical products, supplies and equipment. Reluctance of purchasers and suppliers to use our services would seriously harm our business.

OUR OPERATING RESULTS ARE VOLATILE AND DIFFICULT TO PREDICT, AND IF WE FAIL TO MEET THE EXPECTATIONS OF INVESTORS OR SECURITIES ANALYSTS, THE MARKET PRICE OF OUR COMMON STOCK WOULD LIKELY DECLINE SIGNIFICANTLY.

Our revenue and operating results are likely to fluctuate significantly from quarter to quarter, due to a number of factors. These factors include:

- variability in the amount of products, supplies and equipment that we sell in a given quarter;

-   changes in our gross margins and the fees we charge users of our services;

- budgetary fluctuations of purchasers of medical products, supplies and equipment; and

-   changes in general economic and market conditions.

Fluctuations in our operating results may cause us to fail to meet the expectations of investors or securities analysts. If this were to happen, the market price of our common stock would likely decline significantly.

--------------------------------------------------------------------------------
6

RISK FACTORS
--------------------------------------------------------------------------------

In addition, as a result of our limited operating history, the emerging nature of our market and the evolving nature of our business model, we are unable to accurately forecast our revenue. We incur operating expenses based predominantly on our operating plans and estimates of future revenue. Our operating expenses are to a large extent fixed. We may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfalls. Accordingly, a failure to meet our revenue projections would have an immediate and negative impact on profitability.

WE MAY BE EXPOSED TO CREDIT RISKS.

In some or all of the purchase and sale transactions in our online marketplace, we take title to the medical products being purchased and sold, are at risk for products lost during shipment, product returns and refunds to our customers and bear the credit risk on noncollection of accounts receivable. In addition, our obligation to pay our suppliers in a timely manner is entirely independent of the terms and conditions on which we receive payment from our customers. Therefore, we face risks associated with the timing of cash flows that are related to the extension of credit terms to our customers.

We recently entered into an agreement with the National Association of Community Health Centers to provide our services to its network of Community Health Centers. The Community Health Centers provide healthcare to a low-income and medically under-insured portion of the population and are largely dependent on government funding. A number of Community Health Centers have experienced financial difficulty and a number of Community Health Centers have filed for bankruptcy. Our credit checks may not prevent the risk that certain Community Health Centers will not be able to repay the credit that we may extend to them.

BECAUSE WE RELY ON OUR SUPPLIERS' REGULATORY DUE DILIGENCE ASSESSMENT OF PURCHASERS AND THE COMPLIANCE BY SUPPLIERS AND PURCHASERS WITH APPLICABLE GOVERNMENTAL REGULATIONS, AND BECAUSE WE TAKE TITLE TO THE PRODUCTS WE SELL, WHICH ARE, IN SOME CASES, SUBJECT TO GOVERNMENT REGULATION, WE CANNOT ASSURE THAT WE ARE, OR WILL BE, COMPLIANT WITH GOVERNMENT REGULATIONS.

Due to our reliance on our suppliers, we are subject to direct regulation by governmental agencies, in addition to regulations applicable to businesses generally, which includes numerous laws and regulations. We have been and intend to continue relying upon our suppliers to appropriately package and label and maintain records on the products according to local, state and federal laws. We have been and also intend to continue relying upon suppliers to hold all appropriate licenses. We rely on the suppliers' regulatory staff to confirm that the purchasers also have the appropriate governmental licenses and permits and expertise needed to order, receive and use any regulated substances. We are unable to verify the accuracy of our suppliers' regulatory staff determinations and their decisions whether or not to ship a product to a purchaser.

Our reliance on suppliers' regulatory due diligence assessment of purchasers and the compliance by suppliers and purchasers with applicable governmental regulations may not be sufficient if we are held to need our own licenses. For example, if we are held to be a seller or a distributor of regulated products because we did take legal title, we may have inadvertently violated some governmental regulations by not having the appropriate license or permit and may be subject to potentially severe civil or criminal penalties and fines for each offense.

We intend to continue to investigate our sales and may in the future voluntarily discuss with various governmental regulatory agencies whether these sales required us to obtain a license or permit. We cannot assure you that any penalties or fines will not result in a harmful effect on our business, results of operations or financial condition. In addition, we may discover that we had inadvertently sold other

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

regulated products without a requisite license or permit or failed to fully comply with other local, state or federal laws governing these sales which may subject us to any civil or criminal penalties, including monetary fines and injunctions or other enforcement action.

We have also relied on our suppliers to comply with applicable local, state and federal laws regarding the labeling and the dissemination of information on any products sold that may be hazardous or present a health threat to the user. If these suppliers have failed, or fail in the future, to adequately comply with labeling and information dispensing requirements of local, state or federal laws, then we may be held legally responsible since we briefly held title to these products, and could be subject to governmental penalties or fines, as well as private lawsuits to enforce these laws.

Healthcare providers who are not affiliated with an enterprise customer may register to purchase through our web site. Although we require unaffiliated users to provide information about themselves, we do not independently verify the accuracy of this information. Because we do not generally meet unaffiliated users in person or visit their work sites, we are even less able to gauge whether they have appropriate storage facilities, permits or licenses compared to enterprise customers with whom we generally have some direct contact or knowledge of their reputations. Therefore, we cannot be sure that we will not inadvertently sell, cause to be sold or delivered, products for which the purchasers lack appropriate local, state or federal licenses or permits or expertise or experience to handle or use these products.

WE ARE IN A LOW MARGIN BUSINESS AND WE WILL HAVE TO INCREASE PRODUCTIVITY IN OUR BUSINESS TO BE PROFITABLE.

We are dependent on the price discounts we receive from our suppliers, and thus we are vulnerable to any decrease in these discount rates. Any decrease would have a significant negative impact on our financial results. If we do not increase these discounts, substantially increase our revenues, and scale our business in a manner that generates increased productivity, including further automation of our procurement solution, we may never achieve profitability. Distributors, in general, operate with low margins.

IF WE CANNOT QUICKLY BUILD A CRITICAL MASS OF PURCHASERS AND SUPPLIERS OF MEDICAL PRODUCTS, SUPPLIES AND EQUIPMENT, WE WILL NOT ACHIEVE A NETWORK EFFECT AND OUR BUSINESS MAY NOT SUCCEED.

To encourage suppliers to list their products on our online marketplace, we need to increase the number of purchasers who use our services. However, to encourage purchasers to use our marketplace, it must offer a broad range of products from a large number of suppliers. If we are unable to quickly build a critical mass of purchasers and suppliers, we will not be able to benefit from a network effect, where the value of our services to each participant significantly increases with the addition of each new participant. Our inability to achieve a network effect would reduce the overall value of our services to purchasers and suppliers and, consequently, would harm our business.

IF WE ARE UNABLE TO EXPAND OUR REGISTERED USER BASE AND THE FUNCTIONALITY OF OUR SERVICES, WE MAY NOT PROVIDE AN ATTRACTIVE ALTERNATIVE TO THE WEB SITES OR SYSTEMS USED BY LARGE HEALTHCARE ORGANIZATIONS AND WE MAY NOT ACHIEVE MARKET ACCEPTANCE WITH THESE ORGANIZATIONS.

We will be seeking to attract a large number of purchasers to use our marketplace. If we are unable to have purchasers effecting a large volume of purchases of medical and non-medical products, supplies

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and equipment in our marketplace, we will be harmed. It is important to our success that our services be used by large healthcare organizations, such as hospitals, integrated delivery networks and members of large purchasing organizations. Many of these large healthcare organizations have established, or may establish, web sites that enable sales of their products directly to consumers or electronic data interchange systems designed specifically for their needs and integrated with their existing processes and technologies. If we are unable to extend our capabilities and expand our registered user base as described above, we may not provide an attractive alternative to these web sites or systems and may not achieve market acceptance by these large organizations.

BECAUSE ONE OF OUR DIRECTORS IS A VICE PRESIDENT OF HEALTHSOUTH AND BECAUSE HEALTHSOUTH IS ONE OF OUR LARGEST STOCKHOLDERS AND IT, TOGETHER WITH ITS AFFILIATES, HAS THE POWER EFFECTIVELY TO CONTROL MATTERS SUBMITTED TO OUR STOCKHOLDERS, THIS MAY LEAD TO CONFLICTS OF INTEREST THAT MAY BE DETRIMENTAL TO US.

One of the members of our board of directors also serves as a Vice President of HEALTHSOUTH. This may lead to conflicts of interest, as we expect HEALTHSOUTH to be one of our biggest customers. Although we anticipate that this director will abstain from voting on matters that involve HEALTHSOUTH, we cannot be sure that this will minimize these conflicts of interest or that this individual's position as a member of our board of directors will not be to our detriment.

After this offering, HEALTHSOUTH will own approximately   % of our common stock.
In addition, persons or entities that are affiliated or associated with
HEALTHSOUTH will own in excess of   % of our common stock after this offering.
Accordingly, HEALTHSOUTH and affiliated persons or entities may effectively control all matters submitted to a vote of our stockholders, including the election of directors and the approval of mergers and other business combination transactions for which a majority vote is required. This control could adversely affect the market price of our common stock or delay or prevent a change of control. This control may also lead to conflicts of interest that could be detrimental to us since we anticipate that HEALTHSOUTH will be one of our biggest customers.

BECAUSE HEALTHSOUTH, A PURCHASER IN OUR ONLINE MARKETPLACE, IS A SIGNIFICANT STOCKHOLDER, WE MAY FIND IT DIFFICULT TO ATTRACT AND RETAIN OTHER PURCHASERS, WHICH COULD LIMIT OUR SALES VOLUME.

Because HEALTHSOUTH and its affiliates hold a significant percentage of our voting stock, potential customers, particularly those that compete with HEALTHSOUTH, may not utilize our marketplace because of their concern that HEALTHSOUTH may obtain access to confidential information with respect to their purchases of medical supplies. Additionally, perceptions that HEALTHSOUTH would be receiving preferential treatment could deter potential users from utilizing our marketplace.

IF WE DO NOT SUCCEED IN EXPANDING THE BREADTH OF THE PRODUCTS OFFERED THROUGH OUR ONLINE MARKETPLACE, SOME PURCHASERS OF MEDICAL PRODUCTS MAY CHOOSE NOT TO UTILIZE OUR SERVICES WHICH WOULD LIMIT OUR POTENTIAL MARKET SHARE.

The future success of our business depends upon our ability to offer purchasers a wide range of medical and non-medical products, supplies and equipment. Large healthcare organizations generally require a broad range of products. In order to provide a broad range of products in our marketplace, we must establish relationships with additional suppliers and expand the number and variety of

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products listed by existing suppliers. If we are unable to maintain and expand the breadth of medical products, supplies and equipment in our marketplace, the attractiveness of our marketplace to purchasers will be diminished, which would ultimately limit our potential market share.

A number of factors could significantly reduce, or prevent us from increasing, the number of suppliers and products offered on our online marketplace, including:

- reluctance of suppliers to offer medical products in an online marketplace that potentially includes their competitors;

- exclusive or preferential arrangements signed by suppliers with our competitors;

- perceptions by suppliers that we give other suppliers preferred treatment on our online marketplace; and

-   consolidation among suppliers, which we believe is currently occurring.

WE EXPECT THAT A SIGNIFICANT PORTION OF THE MEDICAL PRODUCTS SOLD THROUGH OUR MARKETPLACE WILL COME FROM A LIMITED NUMBER OF KEY MANUFACTURERS AND DISTRIBUTORS. IF WE ARE UNABLE TO BUILD A CRITICAL MASS OF SUPPLIERS, WE WILL NEITHER BE ABLE TO INCREASE OUR PRODUCT OFFERINGS NOR OUR CORRESPONDING CUSTOMER BASE, WHICH COULD ULTIMATELY RESULT IN A SIGNIFICANT REDUCTION IN THE REVENUE WE GENERATE.

Because various suppliers may be reluctant to join our network, we expect that a significant portion of the products we sell and the revenue we generate from our marketplace will come from a limited number of key manufacturers and distributors. These parties are generally not obligated to list any medical products in our marketplace. Therefore, if any of these key manufacturers or distributors ceases doing business with us or reduces the number of products which they list on our marketplace, our revenues could be significantly reduced. Our supplier agreements are nonexclusive and, accordingly, these suppliers will have the ability to sell their medical products, supplies and equipment to purchasers directly or through our competitors.

Our business model depends in large part on our ability to build a critical mass of products and suppliers. To attract and maintain suppliers, we must build a critical mass of customers. However, customers must perceive value in our procurement solution which, in part, depends upon the breadth of our product offerings from our suppliers. If we are unable to increase the number of suppliers and draw more customers to our company, we will be unable to benefit from any network effect, where the value to each participant in our company increases with the addition of each new participant. As a result, the overall value of our company and our procurement solution would be harmed, which would negatively affect our business, revenues, financial condition and results of operations.

IF OUR SUPPLIERS DO NOT PROVIDE US WITH TIMELY, ACCURATE, COMPLETE AND CURRENT INFORMATION ABOUT THEIR PRODUCTS, OR IF WE DO NOT TIMELY AND ACCURATELY ADD INFORMATION TO OUR ONLINE MARKETPLACE, WE MAY BE EXPOSED TO LIABILITY, OUR REPUTATION MAY BE HARMED OR THERE MAY BE A DECREASE IN THE ADOPTION AND USE OF OUR ONLINE MARKETPLACE.

If suppliers do not provide us in a timely manner with accurate, complete and current information about the products they offer and promptly update this information when it changes, our database will be less useful to purchasers. We cannot guarantee that the product information available from our services will always be accurate, complete and current, or that it will comply with governmental regulations. This could expose us to liability if this incorrect information harms users of our services or result in decreased adoption and use of our online marketplace.

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In addition, we will be responsible for accurately entering product information into our database and categorizing the information for search purposes. If we do not do so in a timely manner, we will encounter difficulties in expanding our online marketplace. Timely entry of this information into our database depends upon a number of factors, including the format of the data provided to us by suppliers and our ability to accurately enter the data in our product database, any of which could delay the actual entry of the data. If we fail to input data accurately, our reputation could be damaged, our efforts to obtain users of our online services could be hampered and we could lose users of our online services.

IF SUPPLIERS IN OUR MARKETPLACE DO NOT PROVIDE TIMELY AND PROFESSIONAL DELIVERY OF MEDICAL PRODUCTS, SUPPLIES AND EQUIPMENT, PURCHASERS MAY NOT CONTINUE USING OUR SERVICES.

We will be relying on suppliers to deliver the medical products, supplies and equipment sold through our marketplace to purchasers. If these suppliers fail to make delivery in a professional, safe and timely manner, then our services will not meet the expectations of purchasers, and our reputation and brand will be damaged. In addition, deliveries that are non-conforming, late or are not accompanied by information required by applicable law or regulations could expose us to liability or result in decreased adoption and use of our marketplace. We may be subject to liability for violations of these regulations regardless of our actual involvement in a violation. In addition, we rely upon carriers retained by our sellers to comply with regulations regarding the shipment of any hazardous materials sold through our system. We cannot assure you that our sellers or their carriers will comply with all applicable government regulations. We could be fined or exposed to civil or criminal liability for any violations which could have a negative impact on our business or financial results.

WE MAY NOT BE ABLE TO DETERMINE OR DESIGN THE FEATURES AND FUNCTIONALITY THAT OUR ENTERPRISE CUSTOMERS REQUIRE OR PREFER.

Our success depends upon our ability to accurately determine the features and functionality that our customers require or prefer in an e-commerce solution and our ability to successfully design and implement procurement solutions that include these features and functionality. If we are unable to determine or design the features and functionality that our customers require or prefer in an e-commerce solution, our business will be negatively affected. We have designed our services internally based on limited customer feedback. We cannot be certain, however, that the features and functionality that we currently offer, or those that we may offer in the future, will satisfy the requirements or preferences of our current or potential customers.

WE FACE INTENSE COMPETITION, AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY, WE MAY BE UNABLE TO MAINTAIN OR EXPAND THE BASE OF PURCHASERS AND SELLERS OF MEDICAL PRODUCTS USING OUR SERVICES AND WE MAY LOSE MARKET SHARE OR BE REQUIRED TO REDUCE PRICES.

The online market for medical products, supplies and equipment is new, rapidly evolving and intensely competitive. Our primary competition includes e-commerce providers that have established online marketplaces for medical products, supplies and equipment. We also face potential competition from a number of other sources. Many companies have created web sites to serve the informational needs of healthcare professionals. Many of these companies are introducing e-commerce functions that may compete with our marketplace. In addition, providers of online marketplaces and online auction services that currently focus on other industries could expand the scope of their services to include medical products. Existing suppliers of medical products may also establish online marketplaces that

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offer services to suppliers and purchasers, either on their own or by partnering with other companies. Moreover, live auction houses focusing on medical products may establish online auction services. See "Business--Competition" for more information about our current and potential competitors.

Competition is likely to intensify as our market matures. As competitive conditions intensify, competitors may:

- enter into strategic or commercial relationships with larger, more established healthcare, medical products and Internet companies;

-   secure products from suppliers on more favorable terms;

-   devote greater resources to marketing and promotional campaigns;

- secure exclusive or preferential arrangements with purchasers or suppliers that limit sales through our marketplace; and

-   devote substantially more resources to web site and systems development.

Many of our existing and potential competitors have longer operating histories in the medical products market, greater name recognition, larger customer bases and greater financial, technical and marketing resources than we do. As a result of these factors, our competitors and potential competitors may be able to respond more quickly to market forces, undertake more extensive marketing campaigns for their brands and services and make more attractive offers to purchasers and suppliers, potential employees and strategic partners. In addition, new technologies may increase competitive pressures. We cannot be certain that we will be able to maintain or expand our user base. We may not be able to compete successfully against current and future competitors and competition could result in price reductions, reduced sales, gross margins and operating margins and loss of market share.

PURCHASERS AND SUPPLIERS OF MEDICAL PRODUCTS MAY CHOOSE NOT TO UTILIZE OUR ONLINE MARKETPLACE UNLESS WE ELECT TO INTEGRATE WITH THEIR INTERNAL INFORMATION SYSTEMS. FAILURE TO PROVIDE THESE CAPABILITIES WOULD HARM OUR BUSINESS.

We currently do not plan to integrate our online services with the internal information systems of purchasers or suppliers of medical products. However, we may find that it is necessary or desirable to develop that capability in order to compete effectively or to provide value-added services. We may incur significant expenses to develop these capabilities and may not succeed in developing them in a timely manner. Failure to provide these capabilities may limit the efficiencies that our services provide and may deter many purchasers and suppliers from using our online marketplace, particularly large healthcare organizations.

IF WE ARE UNABLE TO INCREASE RECOGNITION OF, OR LOSE THE RIGHT TO USE, THE MEDCENTERDIRECT.COM BRAND NAME, OUR ABILITY TO ATTRACT USERS TO OUR ONLINE MARKETPLACE WILL BE LIMITED.

We believe that recognition and positive perception of our brand name in the healthcare industry are important to our success. We intend to significantly expand our advertising and publicity efforts in the near future. However, we may not achieve our desired goal of increasing the awareness of the our brand name. Even if recognition of our name increases, it may not lead to an increase in the number of visitors to our online marketplace or increase the number of users of our services.

We have filed an application for a United States trademark registration for "medcenterdirect.com." We may be unable to secure this registration. It is also possible that our competitors or others will adopt service names similar to ours, thereby impeding our ability to build brand identity and possibly leading

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to customer confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered tradenames or trademarks that incorporate variations of the term "medcenterdirect.com." Any claims or customer confusion relating to the name "medcenterdirect.com" could negatively affect our business.

WE MAY BE SUBJECT TO LITIGATION FOR PRODUCT LIABILITY CLAIMS DUE TO DEFECTS IN PRODUCTS SUPPLIED BY OUR SUPPLIERS, AND THIS TYPE OF LITIGATION MAY BE COSTLY AND TIME-CONSUMING TO DEFEND.

Because purchases and sales of medical products will be conducted through our marketplace, and because we take title to these products, we may become subject to legal proceedings regarding any defects found in these products. Because we take title to the products we sell, we bear the risk of loss for collection, delivery and merchandise returns from customers. For example, if we are held to be a seller or distributor of regulated products because we take legal title, we may inadvertently violate a governmental regulation by not having the appropriate license or permit and may therefore be subject to potential civil or criminal penalties and fines. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation or divert management's attention and resources.

Additionally, we face potential liability for claims based on the type and adequacy of information and data that we obtain from suppliers regarding the nature of the products that we sell and distribute, including claims for breach of warranty, product liability, misrepresentation, violation of governmental regulations and other commercial claims. In particular, we bear the risk of liability for product loss, spill or release and any resulting damages to persons and property during delivery by the supplier to the customer and return by the customer to the supplier. We do not pass through the manufacturers' warranties on the products we distribute. However, we bear the risk of loss of revenue from the sale if a purchaser does not pay for a defective product. Although we maintain general liability insurance, our insurance may not cover some claims or penalties, is subject to policy limits and exclusions and may not be adequate to fully indemnify us or our employees for any civil, governmental or criminal liability that may be imposed. Furthermore, this insurance may not be available at commercially reasonable rates in the future. Any liability not covered by our insurance or in excess of our insurance coverage could have a negative effect on our business, results of operations and financial condition.

THE CONTENTS OF OUR WEB SITE MAY EXPOSE US TO VARIOUS CLAIMS, WHICH COULD RESULT IN SUBSTANTIAL COSTS AND LIABILITIES.

Our web site contains information concerning the products offered by sellers, including product descriptions, specifications and pricing. This information is provided by sellers and we generally do not independently verify this information. As a result, we could potentially face liability for fraud, negligence, copyright, patent or trademark infringement and other claims based on the information contained on our web site. A successful claim could subject us to significant liability that would harm our reputation and financial results. Even the successful defense of a claim could divert the attention of our management and damage our brand perception and reputation.

IF WE ARE UNABLE TO ATTRACT QUALIFIED PERSONNEL OR RETAIN OUR EXECUTIVE OFFICERS AND OTHER KEY PERSONNEL, WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN OUR INDUSTRY.

Our success depends on our ability to attract and retain qualified, experienced employees. Competition for qualified, experienced employees in both the Internet and the healthcare industries, is intense, and

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we may not be able to compete effectively to attract and retain employees.
Should we fail to attract or retain qualified personnel, we may not be able to compete successfully in our industry, and our business would be harmed.

We believe that our success will depend on the continued services of executive officers and other key employees. We currently have employment agreements with only four members of our senior management. However, these agreements do not prevent these executives from terminating their employment at any time. As a result, our employees, including these executives, serve at-will and may elect to pursue other opportunities at any time. The loss of any of our executive officers or other key employees could harm our business.

MANY OF OUR EXECUTIVE OFFICERS AND OTHER EMPLOYEES HAVE RECENTLY JOINED US AND HAVE LIMITED EXPERIENCE IN BUSINESS-TO-BUSINESS E-COMMERCE.

Many of our executive officers and other employees joined us only recently and have had a limited time to work together. Our executive officers and employees have limited experience in business-to-business e-commerce. We cannot assure you that these individuals will be able to work effectively together to manage our growth and continuing operations.

WE ARE DEVELOPING OUR BUSINESS-TO-BUSINESS SOLUTION, AND CANNOT GUARANTEE THAT THIS SOLUTION WILL BE SUCCESSFULLY COMPLETED.

We are developing our Internet-based procurement solution. Because we are designing this solution ourselves, instead of purchasing a pre-packaged solution, developing this new technology involves numerous technical challenges, requires substantial personnel resources and may take many more months to complete. We cannot be certain that we will be successful in developing this technology on a timely basis or in accordance with our milestones or product release objectives. In addition, we cannot be certain that our Internet-based procurement solution will function as expected. If we are unable to develop our procurement solution on a timely basis, we may lose customers or experience difficulty obtaining new customers, which could adversely affect our business, revenues, financial condition and results of operations. Major new solutions and services often require long development and testing periods. In addition, our Internet-based procurement solution is complex and, despite vigorous testing and quality control procedures, may contain undetected errors or "bugs" when first introduced or updated. Any inability to timely deliver a quality solution and services could have a negative effect on our business, revenues, financial condition and results of operations.

IF WE ARE UNABLE TO MAINTAIN OUR STRATEGIC ALLIANCES OR ENTER INTO NEW ALLIANCES, WE MAY BE UNABLE TO INCREASE THE ATTRACTIVENESS OF OUR ONLINE MARKETPLACE OR PROVIDE SATISFACTORY SERVICES TO USERS OF OUR SERVICES.

As part of our business strategy, we will attempt to enter into strategic alliances with leading technology and healthcare-related companies to increase users of our online marketplace, to increase the number and variety of products that we offer and to provide additional services and content to our users. We may not be able to enter into such alliances, maintain such alliances, or achieve our objectives through these alliances. Companies that may be interested in entering into such alliances with us may have multiple relationships with other companies and may not regard us as significant for their business. These companies may pursue relationships with our competitors or develop or acquire services that compete with our services. In addition, in many cases these companies may terminate

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these relationships with little or no notice. If we are unable to enter into alliances with leading technology and healthcare-related companies, we may be unable to increase the attractiveness of our online marketplace or provide satisfactory services to purchasers and suppliers.

OUR RECENT GROWTH HAS PLACED A SIGNIFICANT STRAIN ON OUR MANAGEMENT SYSTEMS AND RESOURCES, AND IF WE FAIL TO SUCCESSFULLY MANAGE FUTURE GROWTH, WE MAY NOT BE ABLE TO MANAGE OUR BUSINESS EFFICIENTLY AND MAY BE UNABLE TO EXECUTE OUR BUSINESS PLAN.

We have grown rapidly and will need to continue to grow to execute our business strategy. Therefore, we anticipate further significant increases in the number of our employees in the near future. Our growth has placed significant demands on management as well as on our administrative, operational and financial resources and controls. We expect our future growth to cause similar, and perhaps increased, strain on our systems and controls. For example, our rapid growth requires that we integrate and manage a large number of new employees. In addition, we will need to significantly upgrade, among other things, our information and accounting systems. Any failure to successfully upgrade our systems and controls could result in inefficiencies in our business and could cause us to be unable to implement our business plan.

OUR STRATEGY TO EXPAND OUR SERVICES INTERNATIONALLY IN ORDER TO INCREASE THE USE OF OUR ONLINE MARKETPLACE BY SUPPLIERS AND PURCHASERS OF MEDICAL PRODUCTS MAY REQUIRE SIGNIFICANT MANAGEMENT ATTENTION AND FINANCIAL RESOURCES, AND IF WE ARE UNABLE TO EXECUTE THIS STRATEGY, OUR GROWTH WILL BE LIMITED AND OUR OPERATING RESULTS MAY BE HARMED.

In order to increase the market awareness and the use of our online marketplace by suppliers of medical products, we intend to expand our services internationally. If we fail to execute this strategy, our growth will be limited and our operating results may be harmed. We have limited experience with the healthcare industry outside the United States and with marketing our services internationally. Our entry into international markets may require significant management attention and financial resources, which may harm our ability to effectively manage our existing business. Furthermore, entry into some international markets would require us to develop foreign language versions of our services. Accordingly, our planned international expansion may not be successful. We cannot be sure that we will be able to attract purchasers and sellers of medical products in foreign jurisdictions to our online marketplace. In addition, the market for the purchase and sale of medical products in many foreign countries is different from that in the United States. For example, in many foreign countries, the government or a government-controlled entity is the principal purchaser of medical products. Competitors which have greater local market knowledge may exist or arise in these international markets and impede our ability to successfully expand in these markets.

WE MAY MAKE ACQUISITIONS, WHICH COULD HARM OUR PROFITABILITY, PUT A STRAIN ON OUR RESOURCES, OR CAUSE DILUTION TO OUR STOCKHOLDERS.

If appropriate opportunities present themselves, we may attempt to acquire businesses, technologies, services or products that we believe will be a strategic fit with our business. We currently have no commitments or agreements with respect to any material acquisitions and no material acquisition is currently being pursued. If we do undertake any transaction of this sort, the process of integrating an acquired business, technology, service or product may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that should otherwise be available for ongoing development of our business. Moreover, there can be no assurance that the anticipated

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benefits of any acquisition will be realized. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities or amortization expenses related to goodwill and other intangible assets, which could adversely affect our business, results of operations and financial condition.

IF OUR SYSTEMS ARE UNABLE TO PROVIDE ACCEPTABLE PERFORMANCE AS THE USE OF OUR SERVICES INCREASES, WE COULD LOSE USERS AND WE WOULD HAVE TO EXPEND CAPITAL TO EXPAND AND ADAPT OUR NETWORK INFRASTRUCTURE, EITHER OF WHICH COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Our success depends in large part on volume of usage of our web site to buy and sell healthcare supplies. Accordingly, our system must be able to service increasing traffic while maintaining adequate customer service. Any interruptions or delays in our system would reduce the volume of transactions carried on through our web site and the attractiveness of our e-commerce solution, which could reduce customer satisfaction and harm our reputation and business. Interruptions in our system could occur from time to time and could adversely affect our service. Substantial increases in the volume of traffic on our web site or the number of transactions will require expansion and upgrades of our technology infrastructure. We cannot be sure that our systems will be able to accommodate such expansion. Any failure of our system could result in fewer transactions and, if sustained or repeated, could impair our reputation and the attractiveness of our services or prevent us from providing our services entirely.

IF OUR SYSTEMS DAMAGE OUR CUSTOMERS' INFORMATION SYSTEMS OR BUSINESSES, WE COULD BE LIABLE AND OUR REPUTATION AND BUSINESS COULD BE HARMED.

If malfunctions in our system cause our customers to be unable to make purchases or sales of products, supplies and equipment, we may be held liable for any losses that they suffer as a result. In addition, our systems could cause a user's information systems to fail, in whole or in part, which could subject us to substantial liability for their loss of business and adversely affect our reputation and our ability to grow our business.

OUR INFRASTRUCTURE AND SYSTEMS ARE VULNERABLE TO NATURAL DISASTERS AND OTHER UNEXPECTED EVENTS, AND IF ANY OF THESE EVENTS OF A SIGNIFICANT MAGNITUDE WERE TO OCCUR, THE EXTENT OF OUR LOSSES COULD EXCEED THE AMOUNT OF INSURANCE WE CARRY TO COMPENSATE US FOR ANY LOSSES.

The performance of our server and networking hardware and software infrastructure is critical to our business and reputation and our ability to process transactions, provide high quality customer service and attract and retain users of our services. Currently, our infrastructure and systems are located at one site in Atlanta, Georgia; however, as we grow, we may utilize additional sites. Therefore, for the foreseeable future we will depend on our single-site infrastructure, and any disruption to this infrastructure resulting from a natural disaster or other event could result in an interruption in our service, reduce the number of transactions we are able to process and, if sustained or repeated, could impair our reputation and the attractiveness of our services or prevent us from providing our services entirely.

Our systems and operations are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunications failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. In addition, we may not carry sufficient business interruption insurance to compensate us for losses that could occur. Any failure on our part to expand our system or Internet infrastructure to keep up with the demands of our users, or any system failure that causes

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an interruption in service or a decrease in responsiveness of our online services or web site, could result in fewer transactions and, if sustained or repeated, could impair our reputation and the attractiveness of our services or prevent us from providing our services entirely.

IF WE ARE UNABLE TO SAFEGUARD THE SECURITY AND PRIVACY OF THE CONFIDENTIAL INFORMATION OF THE USERS OF OUR ONLINE MARKETPLACE, THESE USERS MAY DISCONTINUE USING OUR SERVICES.

A significant barrier to the widespread adoption of e-commerce is the secure transmission of personally identifiable information of Internet users, as well as other confidential information, over public networks. If any compromise or breach of security were to occur, it could harm our reputation and expose us to possible liability. We plan to use Internet security technology at appropriate points in the transaction flow, to encrypt information on our servers to protect user information during transactions and to periodically engage outside contractors to review our security measures. Despite these efforts, a person may be able to circumvent our security measures and could misappropriate proprietary information or cause interruptions in our operations. We may be required to make significant expenditures to protect against security breaches or to alleviate problems caused by any breaches.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, OUR COMPETITORS MAY GAIN ACCESS TO OUR TECHNOLOGY, WHICH COULD HARM OUR BUSINESS.

If we are unable to protect our intellectual property rights, our competitors may be able to duplicate our service offerings and our business could be harmed. We expect to rely on trademark, copyright and trade secret laws, confidentiality procedures and contractual provisions to protect our proprietary rights. We have filed an application for a United States trademark registration for medcenterdirect.com. Our trademark registration application may not be approved or granted, or, if granted, may be successfully challenged by others or invalidated through administrative process or litigation.

OUR SERVICES AND OTHER PROPRIETARY RIGHTS MAY INFRINGE ON THE PROPRIETARY RIGHTS OF THIRD PARTIES, WHICH MAY EXPOSE US TO LITIGATION.

There has been a substantial amount of litigation in the Internet industry regarding intellectual property rights. It is possible that in the future third parties may claim that our current or future services infringe their intellectual property. We expect that providers of e-commerce solutions will increasingly be subject to infringement claims as the number of services and competitors in our industry segments overlap. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert management attention, cause disruptions in our services or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. Any of these results could harm our financial results and our business.

Any claims regarding our intellectual property, with or without merit, could be time consuming and costly to defend, divert management attention and resources or require us to enter into royalty or license agreements. License agreements may not be available on commercially reasonable terms, if at all. In addition, there has been a recent increase in the number of patent applications related to the use of the Internet to perform business processes. Enforcement of intellectual property rights in the Internet sector is anticipated to become a greater source of risk as the number of business process patents increases. The loss of access to any key intellectual property right, including use of the medcenterdirect.com brand name, could result in our inability to operate our current business.

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IF WE FAIL TO LICENSE THIRD-PARTY SOFTWARE INCORPORATED IN OUR SERVICES, WE MAY
NOT BE ABLE TO OPERATE OUR ONLINE MARKETPLACE.

We currently rely on software that we have licensed from a number of suppliers. These licenses may not continue to be available to us on commercially reasonable terms, or at all. In addition, the licensors may not continue to support or enhance the licensed software. In the future, we expect to license other third party technologies to enhance our services, to meet evolving user needs or to adapt to changing technology standards. Failure to license, or the loss of any licenses of, necessary technologies could impair our ability to operate our online marketplace until equivalent software is identified, licensed and integrated or developed by us. In addition, we may fail to successfully integrate licensed technology into our services, which could similarly harm development and market acceptance of our services.

RISKS RELATED TO OUR INDUSTRY

THE SUCCESS OF OUR BUSINESS DEPENDS ON THE PARTICIPANTS IN THE MARKET FOR MEDICAL PRODUCTS, SUPPLIES AND EQUIPMENT ACCEPTING THE INTERNET FOR DISTRIBUTION AND PROCUREMENT.

Business-to-business e-commerce is currently not a significant sector of the market for medical products, supplies and equipment. The Internet may not be adopted by purchasers and suppliers in the medical products, supplies and equipment market for many reasons, including:

- reluctance by the healthcare industry to adopt the technology necessary to engage in the online purchase and sale of medical products;

- failure of the market to develop the necessary infrastructure for Internet-based communications, such as wide-spread Internet access, high-speed modems, high-speed communication lines and computer availability;

- their comfort with existing purchasing habits, such as ordering through paper-based catalogs and representatives of medical manufacturers and distributors;

-   their concern about security and confidentiality; and

- their investment in existing purchasing and distribution methods and the costs required to change methods.

Should purchasers and suppliers of medical products choose not to utilize or accept the Internet as a means of purchasing and selling medical products, our business model would not be viable.

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18

Risk factors
--------------------------------------------------------------------------------

REGULATION OF THE INTERNET IS UNSETTLED, AND FUTURE REGULATIONS COULD INHIBIT THE GROWTH OF E-COMMERCE AND LIMIT THE MARKET FOR OUR SERVICES.

A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, such as user privacy, taxation of goods and services provided over the Internet and the pricing, content and quality of services. Legislation could dampen the growth in Internet usage and decrease or limit its acceptance as a communications and commercial medium. If enacted, these laws and regulations could limit the market for our services. In addition, existing laws could be applied to the Internet, including consumer privacy laws. Legislation or application of existing laws could expose companies involved in e-commerce to increased liability, which could limit the growth of e-commerce.

REGULATION OR TAXATION OF THE INTERNET OR TRANSACTING BUSINESS OVER THE INTERNET MAY INHIBIT THE GROWTH OF OUR INTERNET-BASED PURCHASING SOLUTION.

Due to the increasing popularity and use of the Internet and of e-commerce, it is possible that a number of taxes, laws and regulations may be adopted in the United States and abroad with particular applicability to the Internet and e-commerce transactions. It is possible that governments will adopt taxes and enact legislation that may be applicable to us in areas such as content, product distribution, network security, encryption and the use of key escrow, data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and re-transmission activities. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, content, taxation, defamation and personal privacy is uncertain. Taxes, laws or regulations may limit the growth of the Internet, dampen e-commerce and reduce the number of transactions, increase our cost of doing business or increase our legal exposure. Any of these factors could have a negative effect on our business, revenues, results of operations and financial condition.

IF THERE ARE CHANGES IN THE POLITICAL, ECONOMIC OR REGULATORY HEALTHCARE ENVIRONMENT THAT AFFECT OPERATIONS AND THE PURCHASING PRACTICES OF HEALTHCARE ORGANIZATIONS, OR IF THERE IS CONSOLIDATION IN THE HEALTHCARE INDUSTRY, WE COULD BE REQUIRED TO MODIFY OUR SERVICES OR TO INTERRUPT DELIVERY OF OUR SERVICES.

The healthcare industry is highly regulated and is subject to changing political, economic and regulatory influences. Factors such as changes in reimbursement policies for healthcare expenses, consolidation in the healthcare industry and general economic conditions affect the purchasing practices and operation of healthcare organizations. Changes in regulations affecting the healthcare industry, such as any increased regulation by the Food and Drug Administration of the purchase and sale of medical products, could require us to make unplanned enhancements of our services, or result in delays or cancellations of orders or reduce demand for our services. Federal and state legislatures have periodically considered programs to reform or amend the United States healthcare system at both the federal and state level. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates or otherwise change the environment in which healthcare industry providers operate. We do not know what effect any proposals would have on our business. To the extent such proposals adversely affect the financial condition and prospects of our healthcare customers, these proposals would also have a negative affect on our results of operations and prospects.

Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with greater market power. As the healthcare industry consolidates, competition to provide services to

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                                                                              19

RISK FACTORS
--------------------------------------------------------------------------------

industry participants will become more intense and the importance of establishing a relationship with each industry participant will become greater. These industry participants may try to use their market power to negotiate fee reductions for our services. If we were forced to reduce our fees, our operating results could suffer if we cannot achieve corresponding reductions in our expenses.

IF REGULATIONS WITH RESPECT TO HOW AUCTIONS MAY BE CONDUCTED ARE IMPOSED BY STATES, OUR BUSINESS COSTS MAY INCREASE, WHICH WOULD HARM THE RESULTS OF OUR OPERATIONS.

Numerous states have regulations regarding how auctions may be conducted and the liability of the auctioneers who conduct these auctions. No legal determination has been made with respect to the applicability of these regulations to our online business to date, and little precedent exists in this area. One or more states may attempt to impose these regulations upon us in the future, which could significantly increase our cost of doing business.

ANY VIOLATION BY US OF THE LAWS AND REGULATIONS GOVERNING THE HEALTHCARE INDUSTRY COULD SERIOUSLY HARM OUR BUSINESS.

The healthcare industry is subject to extensive regulation, including laws relating to financial relationships among providers of healthcare products and services. The Medicare/Medicaid antikickback statute prohibits certain business practices and relationships that might affect the provision and cost of healthcare services payable under Medicare, Medicaid and other government programs, including the payment or receipt of remuneration for referring an individual for the furnishing of any item or service, or to purchase, order or arrange for the purchasing or ordering of any goods or services, for which payment may be made under such a program. Penalties for violation of federal and state laws and regulations include asset forfeiture, civil penalties and criminal penalties. The Office of Inspector General of the Department of Health and Human Services, the Department of Justice and other federal agencies enforce healthcare fraud and abuse provisions aggressively. Any violation by us or our major customers of the laws and regulations governing providers of healthcare products and services could seriously harm our business.

THE ACCELERATED GROWTH AND INCREASING VOLUME OF INTERNET TRAFFIC MAY CAUSE PERFORMANCE PROBLEMS WHICH MAY SLOW ADOPTION OF OUR INTERNET-BASED PURCHASING SOLUTION.

The growth of Internet traffic to very high volumes of use over a relatively short period of time has caused frequent periods of decreased Internet performance, delays and, in some cases, system outages. This decreased performance is caused by limitations inherent in the technology infrastructure supporting the Internet and the internal networks of Internet users. If Internet usage continues to grow rapidly, the infrastructure of the Internet and its users may be unable to support the demands of growing e-commerce usage, and the Internet's performance and reliability may decline. If our existing or potential research customers experience frequent outages or delays on the Internet, the adoption or use of our Internet-based, e-commerce purchasing solution may grow more slowly than we expect or even decline. Our ability to increase the speed and reliability of our Internet-based purchasing solution is limited by and depends upon the reliability of both the Internet and the internal networks of our existing and potential customers. As a result, if improvements in the infrastructure supporting both the Internet and the internal networks of our enterprise customers and their researchers are not made in a timely fashion, we may have difficulty obtaining new customers, or maintaining our existing customers, either of which could reduce our potential revenues and have a negative impact on our business, results of operations and financial condition.

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20

RISK FACTORS
--------------------------------------------------------------------------------

RISKS RELATED TO THIS OFFERING

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD LEAD TO LOSSES FOR INDIVIDUAL STOCKHOLDERS.

The trading prices of many stocks of Internet-related companies have experienced extreme price and volume fluctuations. Because we are an Internet-related company, our stock price could be similarly volatile. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These fluctuations may continue and could harm our stock price. Any negative change in the public's perception of the prospects of Internet-related companies could also depress our stock price, regardless of our results.

WE COULD BE SUBJECT TO SECURITIES CLASS ACTION LITIGATION IF OUR STOCK PRICE IS VOLATILE, WHICH COULD BE COSTLY AND TIME-CONSUMING TO DEFEND AND COULD DAMAGE OUR REPUTATION.

In the past, there have been class action lawsuits filed against companies after periods of fluctuations in the market price of their securities. If we were subject to this type of litigation, it would be a strain on our personnel and financial resources, would divert management's attention from running our company and could negatively affect our public image and reputation.

OUR EXECUTIVE OFFICERS, DIRECTORS AND MAJOR STOCKHOLDERS WILL CONTINUE TO HOLD A SUBSTANTIAL PORTION OF OUR STOCK SUBSEQUENT TO THE COMPLETION OF THIS OFFERING, AND, CONSEQUENTLY, COULD MAKE SOME TRANSACTIONS MORE DIFFICULT OR IMPOSSIBLE TO COMPLETE WITHOUT THE SUPPORT OF THESE STOCKHOLDERS.

Based on the number of shares of our common stock outstanding as of        ,
2000, executive officers, directors and current holders of 5% or more of our
outstanding common stock will, in the aggregate, own approximately       % of
our outstanding common stock after this offering. As a result, these stockholders will be able to influence significantly all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also delay, deter or prevent a change in control of our company and may make some transactions more difficult or impossible without the support of these stockholders.

WE HAVE ADOPTED ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT THE SALE OF OUR COMPANY AND DIMINISH THE VOTING RIGHTS OF THE HOLDERS OF OUR COMMON STOCK.

Provisions of our amended and restated certificate of incorporation, our restated bylaws and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. For a description of these provisions, see "Description of capital stock--Possible Anti-Takeover Provisions."

AN AGGREGATE OF 23,050,000 SHARES, OR        %, OF OUR OUTSTANDING STOCK, WILL
BECOME ELIGIBLE FOR RESALE IN THE PUBLIC MARKET BETWEEN 180 DAYS AND ONE YEAR AFTER THIS OFFERING, AND FUTURE SALES OF THIS STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

Sales of substantial amounts of our common stock in the public market after this offering could reduce the prevailing market prices for our common stock. Of the shares of common stock to

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

be outstanding upon the closing of this offering, the              shares
offered in this offering will be freely tradable without restriction or further registration. The remaining 23,050,000 shares of our common stock held by existing stockholders upon the completion of this offering will become eligible for resale, subject to the Rule 144 restrictions described below, in the public market 180 days after the date of this prospectus under the terms of lock-up agreements between the stockholders and the underwriters, provided that Warburg Dillon Read LLC may waive this restriction at any time. All of the 23,050,000 shares will also be subject to sales volume restrictions under Rule 144 under the Securities Act of 1933. These shares will become available for resale in the public market upon expiration of the applicable one-year holding periods under Rule 144, which will expire between October 2000 and March 2001, subject to manner of sale and volume restrictions under Rule 144.

In addition, we intend to file a registration statement on Form S-8 under the Securities Act after the date of this offering to register shares of our common stock issued or reserved for issuance under our 1999 Equity Incentive Plan.

--------------------------------------------------------------------------------
22

--------------------------------------------------------------------------------

FORWARD-LOOKING INFORMATION

This prospectus may contain forward-looking statements. When used in this prospectus, the words "anticipate," "believe," "estimate," "will," "may," "should," "intend" and "expect" and similar expressions identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in any such forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied, by any such forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in this prospectus, including under the heading "Risk factors." All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. We are under no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

You should rely only on the information contained in this prospectus. Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of
approximately $      million, or approximately $      million if the
underwriters exercise their over-allotment option in full. These estimates are
based on an assumed initial public offering price of $             per share and
reflect the deduction of the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for the following purposes:

- to fund development of our service delivery infrastructure, our internal technology and associated personnel training costs necessary to grow our business;

-   to fund sales and marketing activities to expand market share;

- to fund future acquisitions of technologies or services that are complementary to our business and to expand our national footprint; and

-   to fund working capital requirements and other general corporate purposes.

We continually evaluate acquisition and strategic alliance candidates as a key part of our growth strategy. However, we currently have no commitments or agreements and are not involved in any negotiations with respect to any material acquisition or strategic alliance.

We currently intend to allocate the net proceeds among the foregoing uses. The precise allocation of funds among these uses will depend on future business, technological and other developments in or affecting our business, the competitive climate in which we operate and the emergence of future opportunities. Because of the number and variability of factors that determine our use of the net proceeds from this offering, we cannot assure you that our application of the net proceeds will not vary substantially from our current intentions. Pending these uses, we intend to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of our business. Declaration or payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

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24

--------------------------------------------------------------------------------

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 1999:

-   on an actual basis;

- on a pro forma basis to give effect to the conversion of all outstanding shares of convertible preferred stock into 17,350,000 shares of common stock upon the completion of this offering; and

-   on a pro forma as adjusted basis to give effect to the receipt of the
    estimated net proceeds from the sale of the           shares of common stock
    offered by this prospectus at an assumed initial public offering price of
    $      per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

                                                                                    DECEMBER 31, 1999
                                                                                            PRO FORMA
                                                                   ACTUAL     PRO FORMA   AS ADJUSTED
-----------------------------------------------------------------------------------------------------
Total long-term debt:(1)....................................      $58,700       $58,700           $--
Stockholders' equity:
  CONVERTIBLE PREFERRED STOCK, $0.001 PAR VALUE;
   20,000,000 SHARES AUTHORIZED;
    Series A: 17,350,000 shares authorized; 17,350,000
     shares issued and outstanding, actual; no shares issued
     and outstanding pro forma and pro forma as adjusted....       17,350            --            --
    Series B: 300,000 shares authorized; no shares issued
     and outstanding, actual, pro forma and pro forma as
     adjusted...............................................           --            --            --
    Series C: 250,000 shares authorized; no shares issued
     and outstanding, actual, pro forma and pro forma as
     adjusted...............................................           --            --            --
    Series D: 700,000 shares authorized; no shares issued
     and outstanding, actual, pro forma and pro forma as
     adjusted...............................................           --            --            --
  COMMON STOCK, $0.001 PAR VALUE; 35,000,000 SHARES
   AUTHORIZED;
    4,450,000 shares issued and outstanding, actual;
     21,800,000 shares issued and outstanding, pro forma;
           shares issued and outstanding, pro forma as
     adjusted...............................................        4,450        21,800            --
Additional paid-in capital..................................    5,982,650     5,982,650            --
Accumulated deficit.........................................     (662,133)     (662,133)           --
                                                              -----------   -----------
    Total stockholders' equity..............................    5,342,317     5,342,317            --
                                                              -----------   -----------
    TOTAL CAPITALIZATION....................................   $5,401,017    $5,401,017     $      --
                                                              ===========   ===========    ==========

The table above does not include:

- 1,330,000 shares of common stock issuable upon exercise of options outstanding at a weighted average price of $1.69 per share pursuant to stock options granted subsequent to December 31, 1999; and

- 970,000 additional shares of common stock available for future grant under our 1999 Equity Incentive Plan.

To the extent that these options are exercised, there will be further dilution to new investors. See "Management--1999 Equity Incentive Plan."

---------

(1) See Note 7 to the medcenterdirect.com Financial Statements.

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                                                                              25

--------------------------------------------------------------------------------

DILUTION

Our pro forma net tangible book value as of December 31, 1999 was $5,342,317, or $.25 per share of common stock. Pro forma net tangible book value represents the amount of total tangible assets less total liabilities divided by the total number of shares of common stock outstanding at December 31, 1999 and gives effect to:

- the subsequent conversion of all of our outstanding Series A convertible preferred stock into 17,350,000 shares of common stock upon the closing of this offering.

The pro forma net tangible book value listed above does not reflect:

- the sale of 300,000 shares of Series B convertible preferred stock in February 2000 for net proceeds from the conversion of a note totaling $250,000;

- the sale of 250,000 shares of Series C convertible preferred stock in February 2000 for net proceeds totaling $250,000;

- the sale of 700,000 shares of Series D convertible preferred stock in March 2000 for net proceeds totaling $1,700,000; and

-   the issuance of 1,330,000 options to purchase common stock.

After giving effect to our sale of common stock offered by this prospectus at an
assumed initial public offering price of $      per share, and our receipt of
the estimated net proceeds from the offering, our pro forma net tangible book
value as of December 31, 1999 would have been approximately $      million, or
$      per share. This represents and immediate increase in net tangible book
value of $      per share to existing stockholders and an immediate dilution of
$      per share to new investors. The following table illustrates this per share dilution:

Assumed initial public offering price per share.............                   $
Pro forma net tangible book value per share before the
  offering..................................................       $
  Increase per share attributable to new investors..........
                                                              ------
Pro forma net tangible book value per share after this
  offering..................................................
                                                                         -------
Dilution per share to new investors.........................                   $
                                                                         =======

The following table summarizes, on a pro forma basis as of December 31, 1999, the differences between existing stockholders and the new investors with respect to the number of shares of common stock purchased from the company, the total consideration paid and the average price per share paid before deducting an assumed underwriting discount and estimated offering expenses:

                                                  SHARES PURCHASED        TOTAL CONSIDERATION   AVERAGE PRICE
                                                 NUMBER    PERCENT          AMOUNT    PERCENT       PER SHARE
-------------------------------------------------------------------------------------------------------------
Existing stockholders.....................   23,050,000          %               $          %              $
New investors.............................
                                            -----------   --------   -------------   --------
      Total...............................                    100%               $      $100%
                                            ===========   ========   =============   ========

As of December 31, 1999, there were no options outstanding to purchase shares of common stock.

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26

--------------------------------------------------------------------------------

SELECTED FINANCIAL INFORMATION

The statement of operations data presented below for the period from inception (October 6, 1999) through December 31, 1999 and the selected balance sheet data at December 31, 1999 are derived from our financial statements that have been audited and are included elsewhere in this prospectus. The selected financial data for the period from inception (October 6, 1999) through December 31, 1999 are not indicative of the results that may be expected for the year ended December 31, 2000 or any other future period. The following selected financial information should be read in conjunction with the section entitled "Management's discussion and analysis of financial condition and results of operations" and our financial statements, including the notes to those statements, included elsewhere in this prospectus.

                                                                     PERIOD FROM
                                                                       INCEPTION
                                                               (OCTOBER 6, 1999)
STATEMENT OF OPERATIONS DATA:                                            THROUGH
                                                               DECEMBER 31, 1999
--------------------------------------------------------------------------------
Revenue.....................................................      $       --
Costs and expenses:
  Product development.......................................         281,004
  General and administrative................................         378,433
                                                                  ----------
    Total costs and expenses................................         659,437
                                                                  ----------
Loss from operations........................................        (659,437)
Net interest expense........................................          (2,696)
                                                                  ----------
Net loss....................................................      $ (662,133)
                                                                  ==========
Net loss per share, basic and diluted.......................      $     (.15)
                                                                  ==========
Shares used in per share computations, basic and diluted....       4,450,000
                                                                  ==========
Pro forma net loss per share, basic and diluted(1)..........      $     (.13)
                                                                  ==========
Shares used in pro forma per share computations, basic and
  diluted(1)................................................       5,048,276
                                                                  ==========

BALANCE SHEET DATA:
                                                               DECEMBER 31, 1999
--------------------------------------------------------------------------------
Cash and cash equivalents...................................      $5,717,988
Working capital.............................................       5,309,392
Total assets................................................       5,821,296
Stockholders' equity........................................       5,342,317

---------

(1) Unaudited pro forma net loss per share reflects the conversion of our outstanding convertible preferred stock into common stock, retroactive to the date of issuance.

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                                                                              27

--------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the related notes to our financial statements and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results contemplated by these forward-looking statements as a result of certain factors, including those discussed below and elsewhere in this prospectus, particularly under the heading "Risk factors."

OVERVIEW

We are developing and implementing an online business-to-business e-commerce marketplace for the purchase and sale of medical and non-medical products, supplies and equipment used by alternate site, hospital and other healthcare providers. We aggregate both purchasers and suppliers to create an efficient, secure and real-time exchange for the large and highly fragmented healthcare industry. We believe the services and information that we provide enable purchasers and suppliers to more efficiently and effectively manage their businesses.

Our company was incorporated in October 1999. During 1999, we were primarily focused on organizational activities, development of our Internet platform, developing strategic and customer relationships for our business model, and obtaining financing. Accordingly, we did not record any revenue in 1999.

We have recorded minimal revenues to date, and our ability to generate significant revenues in the future is uncertain. We have incurred significant losses since inception. We currently expect our losses to increase, and we cannot assure you that we will ever achieve or sustain profitability. Our expenditures are anticipated to increase substantially, primarily in the areas of sales and marketing and web site maintenance and development. Due to our limited operating history, our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets such as electronic commerce.

In February 2000, we began transacting business with HEALTHSOUTH and recognizing revenue for such transactions. We currently remain in an early development stage where we are transacting small amounts of business with HEALTHSOUTH as we test and complete development of our e-commerce model. As we expand in the future, our revenues are expected to come from a variety of sources. The largest portion of revenues will consist primarily of product sales to customers and charges to customers for outbound freight. For the majority of our transactions, we expect to act as a principal in purchasing products from our suppliers and reselling them to our customers. As such, we will recognize revenue equal to the amount paid by our customers and cost of revenues equal to the amount we will pay our suppliers for these products. In our business model, we are responsible for selling the products, collecting payment from customers, ensuring that shipments reach customers and processing returns. In addition, we take title to products upon shipment and bear the risk of loss for collection, delivery and merchandise returns from customers. We expect additional sources of revenue to include potential fees from suppliers for sales transacted through our system and content development and maintenance fees for listing their products for sale on our Internet web site. We also anticipate generating revenue from sales of new or refurbished equipment or supplies transacted through our e-auction service and from the sale of advertising and marketing agreements on our Internet web site to suppliers or interested other parties.

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28

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

RESULTS OF OPERATIONS

For the period since our inception on October 6, 1999 through December 31, 1999, we recorded a net loss totaling $662,133.

REVENUES. Since our inception through December 31, 1999, we were in a development stage. As a result, in 1999, we did not transact any business through our web site and did not record any revenues.

PRODUCT DEVELOPMENT. For the period from our inception through December 31, 1999, we incurred product development expenses totalling $281,004. These expenses include amounts expended for our web site design and development, including compensation and related costs for our personnel as well as independent contractors and consultants. Included in these product development expenses were $60,877 in web site and systems development costs. In connection with the full development of our business model and web site, we anticipate spending a significant amount on product development and maintenance in 2000.

GENERAL AND ADMINISTRATIVE. General and administrative expenses totaled $378,433 for the period from our inception to December 31, 1999. For 1999, this category primarily includes personnel costs, office rent and supplies, and various general expenses. These costs are expected to increase significantly as our personnel base expands and our business activity increases in 2000 and beyond.

AMORTIZATION OF STOCK-BASED COMPENSATION. Stock-based compensation represents the aggregate difference between the deemed fair value of common stock at the time of issuance and the actual purchase price of stock sold to employees and directors, or the exercise price in the case of stock options. Stock-based compensation is amortized to expense, as a non-cash charge, over the related vesting periods of the options and vesting stock using an accelerated graded method. We incurred no such charges in 1999. In addition, three founders of our company, two of whom are officers, owned 4,350,000 shares of common stock, which were subject to potential forfeiture of two-thirds (2/3) of such shares upon the failure to achieve certain performance milestones. In connection with the resignation of one officer, the Company agreed to release all of the potential forfeiture provisions relating to the two-thirds (2/3) subject to forfeiture in consideration of the agreement of such officer to return 440,000 shares of his common stock to the company. We will be required to record a one-time non-cash compensation expense equal to the excess of the estimated fair market value of these shares at the time these forfeiture provisions were terminated over the purchase price paid for the shares.

LIQUIDITY AND CAPITAL RESOURCES

Since our inception, we have financed our operations primarily through private placements of equity securities. During 1999, we received $4,992,733 in net cash proceeds from the sale of our Series A convertible preferred stock. In addition, we received $1,250,000 in proceeds in exchange for notes payable which were later converted to our Series A and B convertible preferred stock. Since December 31, 1999, we have raised an additional $1,950,000 in net cash proceeds from the private sale of our Series C and Series D convertible preferred stock.

Immediately upon consummation of this offering, all issued and outstanding shares of convertible preferred stock will be converted into common stock.

As of December 31, 1999, our primary source of liquidity consisted of $5,717,988 in cash and cash equivalents.

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
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

Net cash used in operating activities of $520,188 for the period from inception through December 31, 1999 primarily included funding net operating losses partially offset by increases in various accrued expenses.

Net cash used in investing activities was $14,595 for the period from inception through December 31, 1999. These expenditures were primarily for the purchase of office equipment, furniture and fixtures. We anticipate that we will incur significant capital expenditures as we continue to develop our web site and to support our expanding employee base.

Net cash provided by financing activities of $6,252,771 for the period from inception through December 31, 1999 primarily resulted from the sale of our Series A convertible preferred stock and the issuance of notes payable to stockholders. The notes payable were later converted to our Series A and B convertible preferred stock. We expect to fund future operating expenses from revenues received from our business, public or private financing and the proceeds of this offering.

We currently anticipate that the net proceeds of this offering, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures at least through the next 12 months. Our future long-term capital needs will be highly dependent on achieving sufficient revenue to achieve profitability. Thus, any projections of future long-term cash needs and cash flows are subject to substantial uncertainty.

To the extent our net revenues increase in the future, we anticipate significant increases in our working capital requirements to finance higher relative levels of associated accounts receivable, prepaid expenses and other current assets, offset by increases in accounts payable and other liabilities. However, we do not expect that the increases in accounts payable and other liabilities will offset the increases in accounts receivable, prepaid expenses and other current assets.

If the net proceeds of this offering, together with our available funds and cash generated from operations, are insufficient to satisfy our long-term liquidity requirements, we may seek to sell additional equity or debt securities, obtain a line of credit or curtail our expansion plans. The terms of any credit facility we may have could contain restrictions on our ability to incur debt or issue equity securities. In addition, if we issue additional securities to raise funds, those securities may have rights, preferences or privileges senior to those of the rights of our common stock and our stockholders may experience additional dilution. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all.

YEAR 2000

We have experienced no significant disruptions in our information technology and non-information technology systems and believe those systems successfully responded to the Year 2000 date change. We are not aware of any material problems resulting from Year 2000 issues and will continue to monitor our mission-critical computer applications and those of our suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters which may arise are addressed promptly.

RECENTLY ISSUED ACCOUNTING STANDARDS

In March 1998, the Accounting Standards Executive Committee (AcSEC) issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which is effective for 1999. SOP 98-1 requires that companies capitalize qualifying costs incurred during the application development stage. All other costs incurred in connection with an

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
--------------------------------------------------------------------------------

internal use software project are to be expensed as incurred. We adopted
SOP 98-1 in 1999. All costs incurred by us in 1999 were in the preliminary project phase of our web site and systems development and expensed in accordance with SOP 98-1.

In April 1998, the AcSEC issued Statement of Position 98-5 ("SOP 98-5"), "Reporting for the Costs of Start-up Activities", which is effective for 1999. SOP 98-5 requires that all start-up costs related to new operations to be expensed as incurred. We adopted SOP 98-5 in 1999 and all related costs were expensed accordingly.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The primary objective of our investment activities is to preserve principal while at the same time maximizing the income we receive from our investments without significantly increasing risk. Some of the securities that we invest in may have market risk. This means that a change in prevailing interest rates may cause the fair value of the principal amount of the investment to fluctuate. For example, if we hold a security that was issued with a fixed interest rate at the then-prevailing rate and the prevailing interest rate later rises, the fair value of the principal amount of our investment will probably decline. To minimize this risk in the future, we intend to maintain our portfolio of cash equivalents and short-term investments in a variety of securities, including commercial paper, money market funds and government and non-government debt securities. The average duration of all of our investments has generally been less than one year. Due to the short-term nature of these investments, we believe we have no material exposure to interest rate risk arising from our investments.

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BUSINESS

OVERVIEW

medcenterdirect.com is developing and implementing an online business-to-business e-commerce marketplace for the purchase and sale of medical and non-medical products, supplies and equipment used by alternate site, hospital and other healthcare providers. We aggregate both purchasers and suppliers to create an efficient, secure and real-time exchange in the large and highly fragmented healthcare industry. We believe the services and information that we provide enable purchasers and suppliers to more efficiently and effectively manage their businesses. We have entered into a ten-year exclusive contract with HEALTHSOUTH to provide an online procurement solution for all of HEALTHSOUTH's facilities. In addition, we have entered into an exclusive agreement with the National Association of Community Health Centers pursuant to which the National Association of Community Health Centers will assist us in conducting a pilot program at seven of its member locations throughout the United States. The pilot program is scheduled to run for 90 days commencing on April 15, 2000. During this period, the National Association of Community Health Centers has agreed to negotiate exclusively with us with the goal of entering into a long-term agreement to exclusively sponsor our company. HEALTHSOUTH and the National Association of Community Health Centers represent more than 5,000 healthcare facilities. We also currently have relationships with leading healthcare suppliers including Owens & Minor, Inc., Johnson & Johnson, Inc. and Medline Industries, Inc.

We offer four integrated services that facilitate the entire healthcare procurement process. Our e-procurement service automates the purchasing and requisition process, inventory management, order status tracking, and the accounts receivable and accounts payable process. Our e-management service utilizes the information derived from the e-procurement and e-selection process to allow analysis of inventory management, contract compliance, physician and procedural cost data and product marketing data. Our e-selection service allows access to our Superstore, where purchasers can evaluate a broad range of products from manufacturers and distributors. Product evaluations allow the purchaser to make informed decisions while enabling suppliers to communicate accurate clinical information, allowing for more clinically effective and cost-efficient patient care. Our e-resource center provides current information on innovative surgical techniques and products, along with the means to communicate directly with peers, product manufacturers and other healthcare industry experts.

INDUSTRY BACKGROUND

BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE

The Internet is rapidly changing the way in which companies conduct and improve their business workflow. Companies are increasingly adopting the use of the Internet as a means to create integrated business-to-business solutions to streamline complex processes, enable the purchase and sale of goods and effectively communicate critical information among fragmented groups of customers, manufacturers and distributors. According to Forrester Research, United States business-to-business e-commerce will increase from $109 billion in 1999 to $1.3 trillion in 2003.

Business-to-business e-commerce has evolved, in part, due to the complex processes and supply chain inefficiencies that are the nature of traditional business-to-business practices. Business-to-business e-commerce allows buyers and sellers in fragmented markets to effectively transact while reducing supply chain inefficiencies. Buyers can streamline their procurement process, access information on new products, communicate efficiently with numerous sellers and effectively manage their inventory. Sellers,

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BUSINESS
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by accessing a unified marketplace, can minimize their sales and marketing efforts by reducing their sales force, gain access to a multitude of buyers, disseminate updated product information in a timely fashion and efficiently collect useful information including product sales trends and buyer feedback.

MEDICAL PRODUCTS, SUPPLIES AND EQUIPMENT MARKET

MARKET FOR MEDICAL PRODUCTS

The market for medical products, supplies and equipment includes reusable medical products such as surgical instruments, disposable supplies such as syringes and gloves, and sophisticated diagnostic equipment such as magnetic resonance imaging systems. The worldwide market for new medical supplies and equipment is estimated at $150 billion, with annual growth estimated at 6% to 7%, according to the Health Industry Manufacturers' Association. The United States segment of that marketplace, estimated at $60 to $80 billion, is highly fragmented, and consists of more than 20,000 manufacturers, over 100 distributors, various integrated delivery networks and numerous group purchasing organizations. This supply chain provides new medical products to over 60,000 alternate site facilities, 6,000 hospitals, 600,000 physicians, 185,000 physician groups and other healthcare providers. The high degree of buyer and supplier fragmentation results in significant inefficiencies at each step of the procurement process.

According to an independent study conducted by Efficient Healthcare Consumer Response, the supply chain costs of distributing medical products total approximately $23 billion per year, of which an estimated $11 billion could be eliminated by more efficient sharing of information, management of orders and movement of products. The cost-focused United States healthcare market is responding to these supply chain inefficiencies by developing innovative alternatives to provide a more streamlined procurement process. We believe that pricing pressure from managed care and reduced government reimbursement will encourage the early adoption of these effective solutions and alternatives.

In addition to new medical supplies and equipment, there currently exists a growing marketplace for refurbished and surplus medical products and equipment. With rapid advances in medical technology, many healthcare providers are continuously upgrading their medical equipment in an attempt to remain competitive and lower costs. As a result, many healthcare providers are creating a large, stored inventory of used equipment. In addition, the practice of accepting trade-ins to offset the cost of purchasing new equipment has created a sizeable inventory of used and surplus medical equipment for manufacturers. These large and growing inventories of surplus medical products and a strong rural domestic and international provider appetite for discounted medical equipment has created a high demand for an efficient and centralized marketplace. As a result, we believe that a significant opportunity exists to provide buyers and sellers of used and surplus medical products, supplies and equipment with a unified and highly efficient marketplace.

LIMITING FACTORS AFFECTING THE TRADITIONAL APPROACHES TO THE MEDICAL PRODUCTS MARKETPLACE

PURCHASERS

The purchasers of healthcare supplies and equipment include general acute care and specialty hospitals, surgery centers, outpatient clinics, long-term care facilities and primary care practices.

General acute care and specialty hospitals serve high acuity patients that consume a majority of the healthcare products and services in the United States. Acute care providers may be individual hospitals or multiple sites connected through an integrated delivery network. These large purchasing entities may contract through group purchasing organizations to aggregate buying power. In order to utilize a GPO's buying power, hospitals generally agree to purchase a vast majority of its supplies and

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equipment through the GPO. The GPO further concentrates its buying power by limiting selection and flexibility for off-contract purchases, channeling all buying to a limited number of high volume accounts.

In the last few decades, alternate site facilities, such as inpatient rehabilitation facilities, surgery centers and outpatient clinics, have increased in importance due to a focus on cost-effective, convenient service. Critical to the success of these providers has been the ability to react to market conditions and changing technology to better serve the needs of physicians, payors and patients. The alternate site industry is highly fragmented with low individual purchasing power. These alternate site providers typically negotiate and purchase products and services individually. A GPO's purchasing strategy would be inappropriate for many alternate site providers, as it does not offer the flexibility necessary to quickly react to changing technologies and service expectations.

The typical purchase decision involves evaluating products, determining quantity, negotiating price and delivery terms, ensuring contract compliance and placing and tracking orders through a variety of paper and electronic means. The more traditional purchasing activities within many healthcare organizations utilize paper catalogs from numerous manufacturers and suppliers and place orders via telephone, fax or electronic data interchange. We believe that this approach makes it difficult and time-consuming for buyers to identify, compare and purchase specific items while also achieving the lowest cost.

SUPPLIERS

We believe that manufacturers and distributors are facing significant challenges to their traditional practices of sales and marketing in the highly fragmented healthcare industry. We believe that manufacturers and distributors suffer from inefficient sales processes, limited access to buyers, increasing sales and marketing costs and inefficient inventory management. Many manufacturers and distributors are also limited to competing for market share due to the significant number of entrenched relationships that currently exist between selected suppliers and healthcare providers.

MARKET OPPORTUNITY

With the added pricing pressures currently being imposed by the private payor community and additional reimbursement pressures from government regulations, we believe that a significant opportunity exists for a cost-effective business-to-business e-commerce solution. We believe that the healthcare industry can benefit greatly from a business-to-business e-commerce solution that streamlines processes, including:

-   matching buyers and sellers in a unified marketplace on a global scale;

- reducing the marketing and selling costs to suppliers by electronically disseminating real-time product information, including pricing, clinical results and procedural assistance;

- significantly reducing and eventually eliminating paper, fax, phone and, to some extent, electronic data interchange processing; and

- providing management tools and information that allow purchasers to more effectively manage the procurement process.

OUR SOLUTION

We operate an online business-to-business e-commerce marketplace for the purchase and sale of medical and non-medical products, supplies and equipment used by alternate site facilities, hospitals, primary care facilities and other healthcare providers. We aggregate both purchasers and suppliers, creating an efficient, secure and real-time exchange for the highly fragmented healthcare industry. Our

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solutions, including e-procurement, e-management, e-selection and e-resource center, together provide both buyers and sellers with an integrated total cost management system that we believe will attract a growing number of purchasers and suppliers to our marketplace.

Our innovative, Internet-based architecture enables us to seamlessly incorporate a broad range of healthcare facilities into our network, including alternate site, hospital and other healthcare providers. Our system provides the benefits of aggregated buying without the limited flexibility of more restrictive alternatives. Our system is an internally developed, comprehensive cost management solution that provides economic and organizational benefits to healthcare providers. Our centralized data warehouse enables access to comparative cost analysis by procedure, physician, facility, geography and system-wide delivery network.

BENEFITS TO PURCHASERS

- OPEN MARKETPLACE. We provide healthcare providers with a centralized marketplace for the purchase and sale of medical and non-medical products from many suppliers. In addition, we offer current product information enabling more informed purchasing decisions.

- REDUCED COSTS. Our services streamline the procurement process, allowing healthcare providers to reduce their procurement costs and benefit from centralized purchasing, tracking and record keeping. In addition, our services reduce the need for costly upgrades of hardware, software and personnel related to the procurement process.

- ACCESS TO REAL-TIME INFORMATION. We provide online access to real-time product information, which is a significant improvement over paper-based catalogs that are often outdated.

- FOCUS ON CLINICIANS AND PHYSICIANS. Our services are designed to give physicians and clinicians greater control over costs, enabling them to identify and analyze opportunities for efficiencies without the direct intervention of the administrator. This approach empowers the practitioner to become a direct participant in cost reduction.

- CENTRALIZED DATAWAREHOUSE. Our data warehouse streamlines the procurement process, allowing healthcare providers to reduce their procurement costs. Our centralized data warehouse enables the knowledge management system to collect and analyze a wide range of data for products, preferences, procedures and usage patterns.

BENEFITS TO SUPPLIERS

- ACCESS TO NEW PURCHASERS. Our solution enables suppliers to offer products globally, extending their reach to new purchasers and markets. In addition, we provide a marketplace accessible to suppliers of all sizes.

- INCREASED MARKETING EFFICIENCIES AND EFFECTIVENESS. Our services streamline and extend the distribution channels enabling suppliers to reduce their selling costs while increasing marketing effectiveness. Suppliers, therefore, can reduce their costs of printing and distributing paper catalogs and taking individual orders by fax or by telephone.

- EFFICIENCY IN DISSEMINATING INFORMATION. Our services enable suppliers to quickly and easily update product, pricing and other information to reflect changes in their product line. We also allow for suppliers to feature their products being used in a best practices environment.

- ENHANCED INVENTORY MANAGEMENT. Our data warehouse allows suppliers to track product demand and usage, further enabling suppliers to better manage and forecast their inventory.

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STRATEGY

Our objective is to become the leading online marketplace for medical products, supplies and equipment.

Our goal is to provide comprehensive services that together address the entire healthcare procurement process. Key elements of our strategy include:

BUILD ON FIRST MOVER ADVANTAGE IN THE ALTERNATE SITE CARE MARKET WHILE EXPANDING THE ADOPTION OF OUR ONLINE MARKETPLACE. We believe that we are the first business-to-business e-commerce marketplace focused on distributing medical products, supplies and equipment to alternate site providers. We intend to continue to add suppliers and purchasers to become the most comprehensive online marketplace for medical products, supplies and equipment to the entire healthcare industry.

PROVIDE SOLUTIONS THAT EMPOWER PHYSICIANS, CLINICIANS AND ADMINISTRATORS. We intend to continue to offer solutions that assist physicians, clinicians and administrators in maintaining greater control over their purchasing decisions, thereby reducing costs.

ENHANCE OUR BRAND RECOGNITION AMONG KEY DECISION-MAKERS. To increase the number of purchasers and sellers that use our services, we intend to aggressively promote the medcenterdirect.com brand by advertising, participating in industry events and trade shows and conducting targeted promotions and public relations.

ESTABLISH STRATEGIC ALLIANCES WITH LEADING INDUSTRY PARTICIPANTS. We intend to continue to enter into partnerships with leading Internet, technology and healthcare-related organizations to increase adoption of our services, broaden the scope of our content, enhance our technology and increase our marketing capabilities.

EXPAND INTERNATIONALLY. We believe that the capabilities of the Internet and the fragmented nature of international markets for medical products, supplies and equipment provide a significant opportunity for the creation of a global marketplace.

OUR SERVICES

We present a fully integrated total cost management solution that streamlines the inefficiencies related to inventory management. We offer four distinct product offerings:

E-PROCUREMENT

Our e-procurement service automates the purchasing and requisition process, inventory management, order status tracking, and the accounts receivable and accounts payable process. This system replaces the manually intensive paper-based process currently utilized by many healthcare providers. Our users can access their secure catalog pricing and create product requisition forms containing multiple products from multiple suppliers. Purchase requisitions are automatically routed to the appropriate entity for approval. Approval authority and limits are embedded within the user profile, thus assuring compliance and efficient resource utilization.

Our e-procurement service automates each component of the procurement process. Just as a manufacturing company utilizes a materials resource planning system to accurately suggest product and material purchases, we utilize the operating room schedule, physician preference cards, inventory management, and data usage collection to suggest proper reorder points and reorder quantities. Automating the procurement process will allow users to minimize their inventory levels, and ultimately increase inventory turns. The operating room schedule provides the means to accurately predict usage

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patterns, while physician preference cards itemize the supplies used for a particular procedure. These two components coupled with accurate inventory accounting and data usage collection provide the valuable information required to manage supply costs.

We aggregate purchase order information within our ERP (enterprise resource planning) system for efficient electronic transmission to suppliers and distributors. Our system has the capability to transmit electronic data interchange files, Extensible Markup Language (XML), or web forms, providing a robust and scaleable platform. We simplify the accounts payable and accounts receivable function by providing consolidated statements and billing to purchasers and suppliers.

E-MANAGEMENT

Our e-management service utilizes the information derived from the e-procurement and e-selection process to allow analysis of inventory management, contract compliance, physician/procedural cost data and product marketing data. This system dynamically scans the physician preference cards and alerts users of potential off-contract purchases. In addition, our system provides alerts to the user when lower cost product alternatives are available through our Superstore. Users will have the ability to record physical inventory data, adjust and maintain stock levels, conduct cycle counts, analyze inventory data and monitor orders within e-management.

Through dynamic preference card usage analysis, users will be able to compare physician and procedural cost data. The preference card will capture data on the physician, the procedure type, the items used in the procedure, operating instructions, scheduled operating room time and additional physician preferences. Capturing this data allows us to establish the cost of a particular procedure by physician. This cost can then be compared against other physicians, geographic regions, healthcare delivery networks and nationally established benchmarks.

We intend to capture product usage data within the e-management system. This data will be formatted to provide our suppliers with pertinent information regarding market share, user preference and geography. Because suppliers have little access to real-time data today, we believe that the information contained within our data warehouse represents significant value to the supplier community.

E-SELECTION

Our e-selection service allows access to our Superstore, where purchasers can evaluate a broad range of products from manufacturers and distributors. Along with pricing and descriptions, we intend to provide our users with clinical papers, instructional videos and a ranking of product usage. Our Superstore represents a vehicle by which suppliers can increase market share, launch innovative new products, compete on price, and deliver a focused marketing message to their targeted demographic.

Our Superstore is an open market environment where products will be evaluated and rated by a physician advisory board. We intend that our physician advisory board will be made up of leading specialists who are thought and opinion leaders within their respective areas. This physician advisory board will rate products based on clinical safety and efficacy, cost, ease of use and clinical utility.

E-RESOURCE CENTER

Our e-resource center provides access to innovative medical techniques and products, along with the means to communicate directly with peers, product manufacturers and healthcare industry experts. Within our e-resource center, thought leaders from the clinical, supplier and administrative communities can come together in an efficient forum to exchange ideas and information. Through live interactive chats, moderated product education forums, and live web casts, the resource center provides a communication link to these often fragmented entities.

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We believe that product manufacturers will utilize the e-resource center to launch innovative new products cost-effectively. They will utilize our services to conduct product development reviews with our proposed physician advisory board, providing them with valuable input on product features and benefits. We believe that through focused interaction and documented feedback from our advisory board, product manufacturers can help reduce product development time and expense.

We believe that physicians and clinicians will access the e-resource center to receive a variety of services, including the latest product information from our suppliers. They will also have access to the latest information relative to healthcare business issues, current reimbursement policies and practice management solutions. Our e-resource center will provide users with information that will allow them to make better clinical and economic decisions.

SUPPLIERS

We are currently integrating the catalog information and content from over 150 suppliers and distributors. We intend to integrate content from over 250 additional suppliers by year-end to accommodate additional customers. Representative distributors and manufacturers include:

                DISTRIBUTORS                                   MANUFACTURERS
---------------------------------------------  ---------------------------------------------
Allegiance Healthcare Corporation, a Cardinal  Alcon Laboratories, Inc.
  Health Company                               Bausch & Lomb
Bergen Brunswig Corporation                    C.R. Bard, Inc.
Cardinal Health, Inc.                          GE Medical Systems, a General Electric
Corporate Express, a Buhrmann Company            Company
Medline Industries, Inc.                       Johnson & Johnson, Inc.
Owens and Minor, Inc.                          Mead Johnson & Company, a Bristol Myers
SYSCO Corporation                                Squibb Company
                                               Smith and Nephew plc
                                               Karl Storz GmbH & Co.
                                               Tyco International, Ltd.

PURCHASERS

We have a ten-year exclusive contract with HEALTHSOUTH to provide an online procurement solution for all of HEALTHSOUTH's facilities. HEALTHSOUTH is the nation's largest provider of outpatient surgery and rehabilitative healthcare services. The Company provides these services through its national network of inpatient and outpatient healthcare facilities, including inpatient and outpatient rehabilitation facilities, outpatient surgery centers, diagnostic centers, occupational health centers, medical centers and other healthcare facilities. HEALTHSOUTH has over 2000 facilities in 50 United States, Puerto Rico, the United Kingdom and Australia. We have begun beta testing our e-commerce solution for the processing of HEALTHSOUTH purchases of medical supplies and plan to be operational for substantially all of HEALTHSOUTH's facilities in the United States by late 2000.

We have also entered into an exclusive agreement with the National Association of Community Health Centers. The National Association Community Health Centers is a network of community-owned and operated health centers in 50 states and the District of Columbia. These centers provide healthcare services to over 11 million individuals in medically underserved urban and rural communities. The National Association of Community Health Centers are funded by a combination of Federal grants, Medicare and Medicaid, charitable donations and modest fees charged to patients.

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Pursuant to the terms of the agreement, the National Association of Community
Health Centers will assist us in conducting a pilot program at seven of its member locations throughout the United States. The pilot program is scheduled to run for 90 days commencing on April 15, 2000. During this period, the National Association of Community Health Centers has agreed to negotiate exclusively with us with the goal of entering into a long-term agreement to exclusively sponsor our company. The National Association of Community Health Centers will assist us in customizing its Internet based platform to meet the needs of the members of the National Association of Community Health Centers.

We plan to market our business-to-business e-marketplace to other purchases of medical products, supplies and equipment.

STRATEGIC ALLIANCES

We have entered into, and we plan to enter into additional, strategic alliances with leading Internet, technology, healthcare-related organizations and suppliers to increase usage of our services, broaden the scope of our content, extend the functionality of our technology and build additional marketing resources.

TECHNOLOGY

Our system is built on an open, multi-tier, distributed architecture using proven applications and hardware provided by companies such as Oracle Corporation, Cisco Systems, Inc., Requisite, Sun Microsystems, Inc. and SpaceWorks. To ensure superior service and security to our customers, we are developing an adaptable component model utilizing core infrastructure applications platform services riding on a standardized operating environment. We intend to continually validate each of the technical components of our system to ensure reliability, function and control.

SCALABILITY/PERFORMANCE

Our architecture provides the ability to scale as business requirements dictate, while providing cost-effective and consistent performance.

HIGH AVAILABILITY

Our architecture is designed to support the need for highly available and highly reliable systems for high-volume, mission-critical on-line applications.

SECURITY

Our architecture is designed to provide various levels of security to protect customer resources and our resources while allowing access to information by authorized individuals.

PROCESS CONFORMITY

Our architecture provides levels of business process definition to enable a clear understanding of business processes and provide an accurate view of where technology is applied to these processes.

DATA CONSISTENCY

We are further developing our architecture to provide methods for accessing and synchronizing data that are consistent with defined business processes and will provide a single logical view of the data in a persistent and pervasive manner.

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MANAGEABILITY

Our architecture is designed to include provisions for efficient date protection, disaster recovery, security, fault isolation, configuration, maintainability, change and performance management and accounting.

SEAMLESS USER INTERFACE

Our architecture provides a seamless user interface so that all of our service modules appear as a single application.

TECHNOLOGY INDEPENDENCE

Our architecture is designed to insulate application developers from the underlying technology through the use of well-defined interfaces and application programmatic interfaces. The architecture is intended to simplify and modularize development and minimize vendor dependency through the use of these well-defined interfaces.

EXTENSIBILITY

Our architecture is designed to enable the cost-effective addition of processes in a modular fashion to support new business opportunities and to provide access to services based on the method of connection, regardless of geographic location.

In addition, we have off-site redundant systems for rapid disaster recovery. Our e-commerce server hardware, as well as our development, test, training and production systems, are co-located with Level (3) Communications, Inc., our data center service provider in Atlanta, Georgia, which provides physical and closed-circuit video security for the premises in addition to palm-scan identification, redundant battery-and generator-backed electrical power, redundant climate control, continuous network monitoring and multiple, diversely routed connections for highly redundant Internet connections. We also have procedures for equipment staging for installation and maintenance, as well as equipment receiving and storage controls for tracking and securing our equipment. We intend to co-locate at additional data services centers as we expand our business. In addition, our operations can be transferred to an offsite server in the event of material disruptions in our services.

Our web site is hosted by EarthLink, Inc. located in Atlanta, Georgia. This facility provides a highly reliable Internet presence for us. As we grow, we will expand the number of Internet web site locations and add other Internet service providers to ensure a high level of performance, security and business continuity.

SALES, MARKETING AND SUPPORT

We plan to sell our services through a direct field sales force that will focus on alternate site hospital and other healthcare providers. Our sales force will also market our services to suppliers to encourage them to join our online marketplace. We plan to employ a direct field sales force with experience in the sale of medical products, equipment and information technology systems. We plan to augment our internal sales resources by working with the sales forces of certain strategic partners.

We intend to increase awareness of our services among the supplier community through a combination of direct marketing, periodic supplier conferences, multi-media and press releases. We will directly target those suppliers whose products have been specified by our purchasers for inclusion in our Superstore. We will also conduct supplier conferences periodically to provide information about our content, company, fee schedules and the latest services made available through our company.

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We anticipate that our marketing programs will include traditional and
Internet-based marketing initiatives to develop awareness of the medcenterdirect.com brand and attract purchasers and suppliers to our services. We plan for these programs to include a variety of public relations initiatives, such as participation in industry conferences and trade shows, and ongoing relationships with healthcare, Internet and technology reporters and industry analysts. We may also promote our services through advertising in healthcare industry trade journals and business publications. In addition, we may conduct web-based marketing activities to attract new users to our online marketplace.

We believe that we will be able to develop and strengthen relationships with purchasers and suppliers by providing account management, customer support and service. Our customer service group will provide ongoing support to customers, including site assistance, product searches, basic product questions and order processing questions.

Our sales and marketing group consisted of 10 full-time employees as of February 29, 2000. We currently intend to expand our sales and marketing group to 70 employees by year-end, covering all four regions of the United States.

PRODUCT DEVELOPMENT

We are currently focusing our product development resources on building our infrastructure to interface our services with the information systems used by suppliers and purchasers of healthcare products and developing the capability to allow suppliers to provide customer-specific pricing through our online Superstore. Our future success and, in particular, our ability to fully address the needs of large healthcare providers depend on our ability to successfully develop and introduce these capabilities in a timely manner. As of February 29, 2000, six full-time employees, along with outside contractors, were engaged in product development.

We are also focusing product development resources on our auction site. Our auction site is designed as a clearinghouse for high quality new and refurbished medical products and capital equipment. Currently, the auction site is scheduled for release in mid-to-late summer 2000.

Our auction site will bring together buyers and sellers. Many of our user facilities stock excess and obsolete inventory at significant cost to them that could be sold on our auction site. Our site will be completely open to all buyers worldwide. We believe that our auction site will provide a value-added service to buyers and sellers enabling them to create an open market value for costly but unutilized inventory and to generate revenue for us. We intend to charge modest posting fees to sellers as well as collect commissions on all completed sales.

We believe that significant investments in product development will be required to remain competitive.

COMPETITION

The online market for healthcare supplies is new, rapidly evolving and intensely competitive. We believe we face competition in three general market segments:

-   online healthcare marketplaces;

-   traditional healthcare supply chain participants; and

-   other companies providing Internet e-commerce services.

We face competition from e-commerce providers that have established online marketplaces for healthcare supplies. These competitors include companies such as Neoforma, Medibuy and Promedix.

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Neoforma provides an auction site for the sale of used, refurbished and surplus products, and has introduced e-commerce services for new products. Currently, Neoforma's marketplace solution is directed at individual physicians' offices, though it is possible that this emphasis may change. Medibuy operates a business-to-business Internet marketplace for the purchase and sale of medical and non-medical products and services for the healthcare industry. Promedix currently offers a web site for the sale of new healthcare products. Promedix was recently acquired by Ventro, Inc. In addition, new companies may also be formed that directly compete with us.

We also face competition from the numerous existing traditional healthcare manufacturers, distributors and GPOs. Traditional healthcare suppliers, manufacturers, distributors and GPOs have well established businesses, customer relationships and infrastructures. Many of these competitors have long-standing relationships with buyers of healthcare supplies. In addition, they have well-trained sales forces and substantial marketing resources. A number of these companies have or may in the future seek to establish their own e-commerce initiatives for the purchase and sale of healthcare supplies or contract for those services from other providers. Moreover, live auction houses focusing on medical products may establish online auction services that compete with ours.

We also face competition from a number of other Internet companies focused on the healthcare industry. Many companies have created web sites to serve the information needs of healthcare professionals, providing medical information, discussion groups, bulletin boards and directories. Many of these companies are introducing e-commerce functions that may compete with our services. In addition, providers of online marketplaces and online auction services that currently focus on other industries could expand the scope of their services to include healthcare supplies.

We believe that companies in our market compete based on:

-   brand recognition;

-   breadth, depth and quality of product offerings;

-   ease of use and convenience;

- ability to integrate their services with users' existing systems and software;

-   quality and reliability of their services;

-   customer service;

-   number of users and transaction volume; and

-   the amount of the fees charged to sellers.

Competition is likely to intensify as our market matures. As competitive conditions intensify, competitors may:

- enter into strategic or commercial relationships with larger, more established healthcare suppliers and Internet companies;

-   secure services and products from sellers on more favorable terms;

-   devote greater resources to marketing and promotional campaigns;

-   secure exclusive arrangements with buyers that impede our sales; and

-   devote substantially more resources to web site and systems development.

Our current and potential competitors' services may achieve greater market acceptance than our services. Many of our existing and potential competitors have longer operating histories in the

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healthcare supplies industry, greater name recognition, larger customer bases or greater financial, technical and marketing resources than we do. As a result of these factors, our competitors and potential competitors may be able to respond more quickly to market forces, undertake more extensive marketing campaigns for their brands and services and make more attractive offers to purchasers and sellers, potential employees and strategic partners. In addition, new technologies may increase competitive pressures. We cannot be certain that we will be able to expand our buyer and seller base or retain our current buyer and seller customers. We also may not be able to compete successfully against current and future competitors, and competition could seriously harm our business.

GOVERNMENT REGULATION

Many aspects of the healthcare industry are subject to regulation by federal, state and local government agencies. Many of the healthcare products offered by sellers who may use our e-commerce solution are subject to compliance with laws and regulations, including operating and security standards for the sellers and their distribution centers, and regulation by agencies including the Food and Drug Administration, the Drug Enforcement Agency, the Occupational Safety and Health Administration, state boards of pharmacy and, in some areas, state boards of health. We will rely upon sellers who use our services to meet all packaging, distribution, labeling, hazard and health information notices to buyers, record keeping and licensing requirements applicable to transactions conducted through our system. We cannot guarantee that the sellers will be in compliance with applicable laws and regulations. If sellers fail to adequately comply with any of the relevant laws or regulations and we are found in any way to be legally responsible, we could be subject to governmental penalties or fines, as well as private lawsuits to enforce these laws and regulations. Any damage awards, injunctions, penalties or fines resulting from any of those actions could harm our business.

Regulation of the auction business varies by jurisdiction. If we provide an auction service, the regulations of numerous states regarding the manner in which auctions may be conducted and the liability of auctioneers in conducting such auctions may apply.

EMPLOYEES

As of February 29, 2000, we had 21 full-time employees. Our employees are not represented by any collective bargaining unit, and we have not experienced an employee-initiated work stoppage. We believe our relations with our employees are good. We also use and plan to continue to use independent contractors to support our services.

FACILITIES

Our executive, administrative and operating offices are located in approximately 7,300 square feet of leased office space located in Atlanta, Georgia under a lease expiring in late December 2002. We plan to expand our facility by leasing adjacent office space to support our growth.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business. As of the date of this prospectus, we are not involved in any litigation, nor are we aware of any threatened or impending litigation.

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MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names, ages and positions of our executive officers and directors as of the date of this prospectus:

NAME                                                             AGE      POSITION
---------------------------------------------------------------------------------------------------------------
Robert J. White, Jr..................                             38      Chairman of the Board, President and
                                                                          Chief Executive Officer
Brett L. Grauss......................                             36      Executive Vice President, Chief
                                                                          Operating Officer and Secretary
Keith Stanton........................                             48      Executive Vice President and Chief
                                                                          Information Officer
Robert Flaherty......................                             44      Executive Vice President and Chief
                                                                          Financial Officer
William Beam.........................                             46      Director
Robert Coe...........................                             55      Director
Eric R. Hanson.......................                             45      Director
William G. Hicks.....................                             35      Director
John W. McRoberts....................                             47      Director

ROBERT J. WHITE, JR. is our founder and has served as our Chairman of the Board, President and Chief Executive Officer since our inception in October 1999. In 1998, Mr. White founded Surgical Product Solutions, Inc., a cardiac surgery device distributorship. From 1993 to 1998, Mr. White was employed by Sulzer Carbomedics, Inc. serving first as a District Manager for three years and then as Eastern Regional Manager. Mr. White earned his undergraduate degree in Economics from the University of Georgia and his MBA in Management from the University of Arizona.

BRETT L. GRAUSS has served as our Executive Vice President, Chief Operating Officer and Secretary since our inception in October 1999. From 1996 to 1999, Mr. Grauss was employed as Director of Sales at Sorin Biomedical, Inc. a medical device manufacturer. Prior to this position, Mr. Grauss served as Director of Operations at Sorin and as a Staff Engineer and a Marketing Manager for the Cardiovascular Division of Baxter Healthcare Corporation. Mr. Grauss holds a Bachelor's degree in Industrial Engineering and an MBA from Pepperdine University.

KEITH STANTON has served as our Executive Vice President and Chief Information Officer since February 2000. In 1999, Mr. Stanton was employed as the Client Solutions Vice President at Stonebridge Technologies, Inc., a provider of complex enterprise computing solutions. From 1996 to 1999, Mr. Stanton served as a Vice President at Wang Global Services, where he was responsible for the Worldwide Microsoft Solutions Practice. Previously, Mr. Stanton served four years as the Managing Solutions Principal in Hewlett-Packard's Telecommunications Industry Consulting Practice, where he was responsible for client business development and delivery of Hewlett-Packard's telecom solutions frameworks and custom development engagements throughout the United States. Prior to joining Hewlett-Packard, Mr. Stanton was one of the founding principals of Unisys Consulting, where he was responsible for building and growing a systems integration business. Mr. Stanton graduated from the University of Utah and attended the Anderson School at UCLA.

ROBERT FLAHERTY has served as our Executive Vice President and Chief Financial Officer since February 2000. From 1981 to 1999, Mr. Flaherty was employed by Pepsico, Inc. From 1998 to 1999, he served as Senior Vice President of Sales and Marketing for the Pepsi Bottling Group in Somers,

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New York and from 1995 to 1998, he served as General Manager of the Southeastern
Business Unit of the Pepsi Cola Company. Mr. Flaherty is a graduate of Princeton University and holds an MBA from the Amos Tuck School of Business Administration at Dartmouth College.

WILLIAM BEAM has been one of our directors since December 1999. In 1996, Mr. Beam founded MCB Management Services, LLC, a medical management service company specializing in managing physician practices and consulting to healthcare systems. Mr. Beam presently serves as MCB's Chief Executive Officer and Managing Partner. Prior to 1996, Mr. Beam was the Chief Executive Officer of Garcia, Mispireta, Corso & Associates, a group of cardiac surgeons involved in developing international open heart surgery programs and cardiac surgery and clinical databases. Mr. Beam is a graduate of the University of Tampa and holds an MBA from Troy State University.

ROBERT COE has been one of our directors since December 1999. In 1998, Mr. Coe founded Makai Company, a technical consulting company for the computing and Internet marketplaces. Mr. Coe currently serves as Makai's Chief Executive Officer. From 1984 to 1998, Mr. Coe worked at Sun Microsystems in various capacities, his last office being Executive Vice President of European Operations. From 1982 to 1984, Mr. Coe served as Vice President of Operations and Customer Service for Envision Technology. Mr. Coe is a graduate of San Jose State University and holds a Bachelor's degree in Industrial Technology.

ERIC R. HANSON has been one of our directors since December 1999. Mr. Hanson is Chairman of the Board and Chief Executive Officer of U.S. Strategies Corporation, a strategic planning and governmental relations firm that integrates public policy issues and business development planning at the federal, state and local levels. From 1995 to the present, Mr. Hanson has served on the Executive Advisory Board for San Francisco-based Acacia Venture Partners, a venture capital company focused on the healthcare industry. Mr. Hanson is an alumnus of the University of Alabama in Birmingham.

WILLIAM G. HICKS has been one of our directors since December 1999. Mr. Hicks is currently the Vice President--Investments of HEALTHSOUTH Corporation where he also served as a consultant from 1996 to 1999. Prior to his employment by HEALTHSOUTH, Mr. Hicks was Vice President at Cowen & Company, an investment banking firm, from 1991 to 1996. During this time, Mr. Hicks was named as one of The Wall Street Journal's All-Star Analysts in 1996. Mr. Hicks is a graduate of Duke University and the Amos Tuck School of Business Administration at Dartmouth College.

JOHN W. MCROBERTS has been one of our directors since December 1999.
Mr. McRoberts currently serves as President and Chief Executive Officer of Foresite, L.L.C., a company that constructs radio transmission towers for lease in the communications industry. Since 1996, Mr. McRoberts has served as a director of ROI Corporation, a company that develops and markets software which processes electronic payment transactions. From 1993 to 1998, Mr. McRoberts co-founded and served as President and Chief Executive Officer of Capstone Capital Corporation, a New York Stock Exchange-listed real estate investment trust. From 1977 to 1993, Mr. McRoberts was a senior officer of AmSouth Bank of Alabama (formerly AmSouth Bank N.A.). Mr. McRoberts is a graduate of the University of Alabama and holds a Masters degree in Finance from the University of Alabama.

TERMS OF DIRECTORS

Our board of directors consists of six members. In accordance with the terms of our amended and restated certificate of incorporation, the terms of office of the directors are divided into three classes:

- Class I, whose term will expire at the annual meeting of stockholders to be held in 2001;

- Class II, whose term will expire at the annual meeting of stockholders to be held in 2002; and

- Class III, whose term will expire at the annual meeting of stockholders to be held in 2003.

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The Class I directors are                       and                       , the
Class II directors are                       and                       , and the
Class III directors are                       and                       . At
each annual meeting of stockholders after the initial classification or special meeting in lieu thereof, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election or special meeting held in lieu thereof. The authorized number of directors may be changed only by resolution of the board of directors or a super-majority vote of the stockholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in control or management.

BOARD COMMITTEES

The board of directors has established a compensation committee, an audit committee and a nominations committee. The compensation committee has the authority to review all compensation matters relating to our executive officers. Mr. Hanson, Chairman of the committee, and Messrs. Beam and Coe serve on the compensation committee of the board of directors.

The audit committee recommends to the board of directors the independent auditors to be selected to audit our annual financial statements and approves any special assignments given to such accountants. The audit committee also reviews the scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of our internal accounting staff. Mr. Hicks, Chairman of the committee, and Mr. McRoberts serve on the audit committee of the board of directors.

DIRECTOR COMPENSATION

Members of our board of directors currently do not receive cash compensation for their services as directors. We have granted each of our non-employee directors options to purchase 100,000 shares of our common stock under our 1999 Equity Incentive Plan. In addition, non-employee directors may be reimbursed for travel expenses. If any director serves as a member of any committee of the board of directors or performs special services at the request of the board of directors, such director may be paid such compensation as the board of directors may deem appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, our board of directors as a whole made decisions relating to the compensation of our executive officers. During this time, Mr. White participated in deliberations of our board of directors concerning executive compensation. None of our executive officers serves as a member of the board of directors of any entity that has one or more executive officers serving on our compensation committee.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation awarded to, earned by or paid for services rendered to us by our Chief Executive Officer for the period from inception (October 6, 1999) through December 31, 1999. None of our executive officers had compensation in excess of $100,000 during 1999.

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SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                 ANNUAL
                                                              COMPENSATION
NAME AND PRINCIPAL POSITION                                      SALARY
---------------------------------------------------------------------------
Robert J. White, Jr. .......................................     $76,713
  Chairman of the Board,
  President and Chief Executive Officer

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

We have entered into an employment agreement with Robert J. White, Jr. dated as of October 7, 1999. Mr. White's agreement provides that he shall serve as our Chairman of the Board, President and Chief Executive Officer. Mr. White's employment agreement expires September 30, 2001, but automatically renews for successive two-year terms unless either the company or Mr. White provides
90 days' prior notice that the employment agreement will not be renewed.
Mr. White's base salary is $250,080 per year, subject to increase by the company when authorized by the board of directors. Mr. White's employment agreement provides that he will be entitled to participate in any senior executive bonus plan approved by the board of directors. Under the terms of Mr. White's employment agreement, he also receives employee benefits generally provided to employees, an allowance to help pay for these benefits, an automobile allowance and three weeks of paid vacation per calendar year.

We have entered into an employment agreement with Brett L. Grauss dated as of October 7, 1999. Mr. Grauss' agreement provides that he shall serve as our Executive Vice President, Chief Operating Officer and Secretary. Mr. Grauss' employment agreement expires September 30, 2000, but automatically renews for successive one-year terms unless either the company or Mr. Grauss provides
90 days' prior notice that the employment agreement will not be renewed.
Mr. Grauss' base salary is $175,080 per year, subject to increase by the company when authorized by the board of directors. Mr. Grauss' employment agreement provides that he will be entitled to participate in any senior executive bonus plan approved by the board of directors. Under the terms of Mr. Grauss' employment agreement, he also receives employee benefits generally provided to employees, an allowance to help pay for these benefits, an automobile allowance and three weeks of paid vacation per calendar year.

We have entered into an employment agreement with Robert Flaherty dated as of February 14, 2000. Mr. Flaherty's agreement provides that he shall serve as our Executive Vice President and Chief Financial Officer. Mr. Flaherty's employment agreement expires February 14, 2001, but automatically renews for successive one-year terms unless either the company or Mr. Flaherty provides 90 days' prior notice that the employment agreement will not be renewed. Mr. Flaherty's base salary is $200,000 per year, subject to increase by the company when authorized by the board of directors. Mr. Flaherty's employment agreement provides that he will be entitled to participate in any executive bonus plan approved by the board of directors. Under the terms of Mr. Flaherty's employment agreement, he also receives employee benefits generally available to employees, an allowance to help pay for these benefits, an automobile allowance and three weeks of paid vacation per calendar year.

We have entered into an employment agreement with Keith Stanton dated as of February 28, 2000. Mr. Stanton's agreement provides that he shall serve as our Executive Vice President and Chief Information Officer. Mr. Stanton's employment agreement expires February 28, 2001, but automatically renews for successive one-year terms unless either the company or Mr. Stanton provides 90 days' prior notice that the employment agreement will not be renewed. Mr. Stanton's base salary is $200,000 per year, subject to increase by the company when authorized by the board of directors.

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Mr. Stanton's employment agreement provides that he will be entitled to participate in any senior executive bonus plan approved by the board of directors. Under the terms of Mr. Stanton's employment agreement, he also receives employee benefits generally provided to employees, an allowance to help pay for these benefits, an automobile allowance and three weeks of paid vacation per calendar year.

Our employment agreements with our officers provide for varying obligations upon the termination of each agreement. If we terminate an officer's employment for just cause, we are obligated to pay the officer his base salary through the date of termination. If we terminate Mr. White's employment without just cause, or by reason of his permanent disability or death, or if we notify Mr. White that we do not intend to renew his employment agreement, we are obligated to pay him an amount equal to his base salary for two years, payable in twelve equal monthly installments. If we terminate the employment agreement of any of our other officers under similar circumstances or notify the respective officer that we do not intend to renew that officer's employment agreement, we are obligated to pay the officer an amount equal to his base salary for one year, payable in twelve equal monthly installments. In the event that an officer voluntarily terminates his employment prior to a change in control, we will have no further obligation to him under his employment agreement. In the event that Mr. White terminates his employment for good reason following a change in control, we are obligated to pay him an amount equal to two years' salary plus any incentives or benefits that would have accrued to him under plans or agreements then in effect. In similar events, our other officers will be entitled to similar compensation, but only one year of salary. As used in the employment agreements, "good reason" means a material change in the employee's duties to a level below that normally associated with the employee's office, the requirement that the employee move his principal residence from the Atlanta, Georgia metropolitan area, or our breach of a material provision of the employment agreement.

1999 EQUITY INCENTIVE PLAN

In December 1999, our board of directors and stockholders approved our 1999 Equity Incentive Plan. The plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Nonstatutory stock options and stock bonuses may also be granted under the plan to our employees, directors and consultants. Unless terminated sooner, our equity incentive plan will automatically terminate in December 2009. A total of 2,300,000 shares of common stock are currently reserved for issuance pursuant to the plan. As of March 16, 2000 we had granted options to purchase an aggregate of 1,330,000 shares of common stock to 10 employees and five non-employees at $.3458 to $2.50 per share. As of March 16, 2000, no shares of common stock had been issued upon exercise of options granted under the plan, and no shares of common stock had been issued as stock bonuses.

The 1999 Equity Incentive Plan is currently administered by the board of directors. The board of directors may delegate administration of the plan to a committee thereof composed of not fewer than two board members. The members of the committee need not qualify as "outside directors" within the meaning of
Section 162(m) of the Internal Revenue Code. Under the plan, the plan administrator may set the exercise price of stock options. However, options intended to qualify as incentive stock options must have an exercise price greater than or equal to the fair market value of our common stock on the date of the option grant. Additionally, with respect to any person who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any option intended to qualify as an incentive stock option must equal at least 110% of the fair market value of our common stock on the date of the grant of the option and the term of the option must not exceed five years. The term of all other options granted under the plan may not exceed 10 years.

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The 1999 Equity Incentive Plan provides that in the event we should transfer substantially all of our assets to or merge into another company, each option outstanding shall be assumed or an equivalent option must be substituted by the successor company. If the outstanding options are not assumed or substituted, the plan administrator will provide for each optionholder to have the right to exercise his option as to all of the shares subject to the option, including shares as to which it would not otherwise be exercisable. If the plan administrator makes an option fully exercisable in the event of a merger or sale of assets, the plan administrator will notify each optionholder, and the option will become exercisable in 10 full days prior to the anticipated date of the consummation of the merger or asset sale. If the option is not exercised prior to the merger or asset sale, it will terminate.

Our board of directors may, in accordance with the 1999 Equity Incentive Plan, amend, modify, suspend, or terminate the plan at any time, subject to applicable law and the rights of outstanding options and stock bonuses granted under the plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS

We believe that all of the transactions set forth below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions between us and our officers, directors and principal stockholders and their affiliates, will be approved by a majority of the board of directors, including a majority of the independent and disinterested members of the board of directors, and will be on terms no less favorable to us than those that could be obtained from unaffiliated third parties.

SUMMARY OF TRANSACTIONS

Since our formation in October 1999, there have not been any transactions, nor have any transactions been proposed, in which we were or will be a part, in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements and transactions which are described in "Management" and the transactions described below.

In October 1999, we sold to Robert J. White, Jr., our Chairman, President and Chief Executive Officer, William A. Kraeling, our former Executive Vice President and Chief Information Officer, and Brett L. Grauss, our current Executive Vice President, Chief Operating Officer and Secretary, in a private placement 2,700,000, 825,000 and 825,000 shares (after giving effect to a 1,000-for-1 stock split effected on December 28, 1999) of our common stock, respectively, at a purchase price of $0.001 per share.

In October 1999, HEALTHSOUTH loaned to us $1,000,000. Pursuant to the terms of the promissory note, principal and accrued interest at 6.37% per annum was converted into Series A convertible preferred stock in December 1999.

In December 1999, we sold to HEALTHSOUTH and Marin Family, L.P. in a private placement 6,390,583 and 5,494,167 shares of our Series A convertible preferred stock, respectively, at a purchase price of $0.3458 per share (a portion of which was paid through the conversion of the promissory note as described above).

In February 2000, we sold to Robert Coe, a member of our board of directors, in a private placement 200,000 shares of our Series C convertible preferred stock at a purchase price of $1.00 per share.

In March 2000, we loaned $150,000 to Robert J. White, Jr., our Chairman, President and Chief Executive Officer, evidenced by a full recourse promissory note. This unsecured loan accrues interest at a rate of 6.80% per year and is due and payable on or before March 2006. As of the date of this prospectus this entire loan is outstanding.

In March 2000, we sold to Richard H. Miller, Esq., a partner in Powell, Goldstein, Frazer & Murphy LLP, our legal counsel, in a private placement 30,000 shares of our Series D convertible preferred stock at a purchase price of $2.50 per share.

In March 2000, William A. Kraeling resigned as our Executive Vice President and Chief Information Officer. In connection with his resignation, we and certain significant stockholders reached an agreement with Mr. Kraeling whereby he will relinquish 440,000 shares of common stock previously subject to forfeiture and will receive severance compensation of $82,000 payable over the six month

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period ending September 30, 2000. We will continue to provide health insurance for Mr. Kraeling and his family through May 17, 2000, the date his employment will cease, and we will exchange mutual general releases.

We have entered into a ten-year exclusive contract with HEALTHSOUTH to provide an e-commerce solution to all HEALTHSOUTH facilities. The terms of our agreement contemplate that our Internet platform will be tested at various HEALTHSOUTH locations for a period not to exceed 90 days. Following the test period, our Internet platform will be installed at all HEALTHSOUTH facilities, and our goal is to complete comprehensive installation by December 31, 2000. We will purchase medical products and services for HEALTHSOUTH and resell all such items to HEALTHSOUTH. We will bill HEALTHSOUTH bi-monthly. HEALTHSOUTH has committed that we will be their exclusive e-commerce procurement service provider for the duration of the contract and all renewals. HEALTHSOUTH is required to assist us in transitioning their supplier relationships to our system.

HEALTHSOUTH has also committed to us to either (a) assist us in raising the funding needed to ensure our ability to continue as a going concern until March 31, 2001, or (b) provide such funding at a fair market valuation.

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                                                                              51

--------------------------------------------------------------------------------

PRINCIPAL STOCKHOLDERS

The following table shows information known to us with respect to the beneficial
ownership of our common stock as of              , 2000, and as adjusted to
reflect the sale of the shares of common stock offered under this prospectus, by:

- each person (or group of affiliated persons) who owns beneficially 5% or more of our common stock;

-   each of our directors;

-   our Chief Executive Officer; and

-   all of our directors and executive officers as a group.

Except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. The table below includes the number of shares underlying options
which are exercisable within 60 days from              , 2000. In addition, the
table below assumes the conversion of all shares of our convertible preferred stock into shares of our common stock on a one-for-one basis prior to this offering, and is therefore based on 23,050,000 shares of our common stock
outstanding on              , 2000 and              shares outstanding
immediately after this offering. The address for those individuals for which an address is not otherwise indicated is: One Capital City Plaza, 3350 Peachtree Road, Suite 1610, Atlanta, Georgia 30326.

                                                              SHARES OF
                                                           COMMON STOCK      PERCENTAGE OF OUTSTANDING
                                                           BENEFICIALLY      SHARES BENEFICIALLY OWNED
NAME                                                              OWNED   BEFORE OFFERING   AFTER OFFERING
----------------------------------------------------------------------------------------------------------
HEALTHSOUTH Corporation
  One Healthsouth Parkway
  Birmingham, Alabama 35243(1)..........................
Marin Family, L.P.
  2406 Longleaf Street
  Birmingham, Alabama 35243(1)..........................
Robert J. White, Jr.....................................
William Beam(2).........................................
Robert Coe(2)...........................................
Eric R. Hanson(2).......................................
William G. Hicks(2).....................................
John W. McRoberts(2)....................................
Directors and Executive Officers as a Group
  (9 Persons)...........................................

------------

*  REPRESENTS LESS THAN 1% OF THE OUTSTANDING SHARES OF A CLASS OF STOCK.

(1) RICHARD M. SCRUSHY IS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF HEALTHSOUTH CORPORATION AND THE MANAGING MEMBER OF THE GENERAL PARTNER OF MARIN FAMILY, L.P. MR. SCRUSHY IS ALSO THE PRESIDENT OF THE RICHARD M. SCRUSHY CHARITABLE FOUNDATION, INC., WHICH HOLDS 578,333 SHARES SERIES A CONVERTIBLE PREFERRED STOCK THAT ARE NOT INCLUDED IN THE BENEFICIAL OWNERSHIP OF HEALTHSOUTH CORPORATION OR MARIN FAMILY, L.P. REFLECTED IN THIS TABLE.

(2) INCLUDES 100,000 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF OUTSTANDING STOCK OPTIONS.

--------------------------------------------------------------------------------
52

--------------------------------------------------------------------------------

DESCRIPTION OF CAPITAL STOCK

GENERAL

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and our restated bylaws are summaries and are qualified by reference to our amended and restated certificate of incorporation and our bylaws, copies of which have been filed with the Securities and Exchange Commission as exhibits to our registration statement, of which this prospectus forms a part. The discussion below describes our capital stock and certificate of incorporation as anticipated to be in effect upon closing of this offering.

The total amount of our authorized capital stock consists of 55,000,000 shares, of which 35,000,000 have been designated common stock, par value $0.001 per share, and 20,000,000 have been designated preferred stock, par value $0.001 per share. Upon completion of this offering, all 18,600,000 shares of our outstanding convertible preferred stock will be converted into common stock.
After completion of this offering, there will be       shares of common stock
issued and outstanding based on the 23,050,000 shares outstanding as of
             , 2000 and including the           shares of common stock sold by
us in this offering and the 18,600,000 shares of common stock issuable upon conversion of our outstanding convertible preferred stock.

COMMON STOCK

Our certificate of incorporation authorizes the issuance of up to 35,000,000 shares of common stock, $0.001 par value per share. As of March 16, 2000, there were 4,450,000 shares of common stock outstanding. In addition, 18,600,000 shares of common stock were reserved for issuance upon conversion of shares of our convertible preferred stock and 2,900,000 shares of common stock were reserved for issuance under our 1999 Equity Incentive Plan.

All outstanding shares of our common stock are fully paid and non-assessable. Subject to the prior rights of the holders of our preferred stock, the holders of our common stock are entitled to receive dividends at a time and in such amounts as our board of directors may determine. The shares of our common stock are not convertible and holders thereof have no preemptive or subscription rights to purchase any of our securities, nor will holders be entitled to the benefits of any redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata all of our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of our preferred stock which is then outstanding. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders.

PREFERRED STOCK

As of March 16, 2000, 17,350,000 shares of Series A convertible preferred stock, 300,000 shares of Series B convertible preferred stock, 250,000 shares of
Series C convertible preferred stock and 700,000 shares of Series D convertible preferred stock were issued and outstanding. Upon the closing of this offering, all outstanding shares of convertible preferred stock will automatically convert on a one-for-one basis into an aggregate of 18,600,000 shares of common stock. We will file an amended and restated certificate of incorporation removing the designation of those series. Our amended and restated certificate of
incorporation will authorize the issuance of up to           shares of new
preferred stock, and none of those shares will be outstanding or designated into any series. Under the terms of the amended and restated certificate of incorporation, our board of directors is authorized,

--------------------------------------------------------------------------------

DESCRIPTION OF CAPITAL STOCK
--------------------------------------------------------------------------------

subject to any limitations prescribed by law, without further stockholder approval, to issue those shares of preferred stock in one or more series. Each such series of preferred stock shall have those rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by our board of directors.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

REGISTRATION RIGHTS

Pursuant to an Amended and Restated Stockholders Agreement dated as of December 28, 1999, HEALTHSOUTH may, following our completion of an initial public offering of our equity securities and subject to various limitations, require us to use our reasonable best efforts to register under the Securities Act and applicable state securities laws shares of our common stock then held by it. HEALTHSOUTH may elect for the offering of its shares to be underwritten by an underwriter acceptable to us. We are obligated to register the common stock held by HEALTHSOUTH only if registration is requested with respect to at least 50% of the common stock then held by it. We are not required to seek to effect a registration of securities at HEALTHSOUTH's request if that request is made within six months of our commencement of a public offering of our equity securities. Additionally, if HEALTHSOUTH has requested an underwritten public offering, we may defer effecting the registration for a period of 180 days if we are advised by an independent investment banking firm that a proposed business or financial transaction of substantial importance to our financial condition will be materially and adversely affected if the registration is not so delayed. HEALTHSOUTH may not require us to effect more than one registration of securities held by it in any twelve month period and may not require us to effect more than two registrations of securities held by it. Registered offerings in which HEALTHSOUTH is unable to sell at least 75% of the securities requested by it to be registered will not count for the purposes of the limitations on HEALTHSOUTH'S registration rights described in the preceding sentence.

If we determine at any time after the completion of an initial public offering of our equity securities to register under the Securities Act any of our equity securities either for our own account or for the account of others, we are obligated to extend to the parties to the Stockholders Agreement, who are the holders of the Series A, B, C and D convertible preferred stock, the opportunity to include in our registration statement any shares of our common stock then held by them. We are not required to extend this opportunity if we are registering shares of our securities issuable solely upon exercise of stock options or pursuant to employee benefit plans, or if the registration form which we are using may not be used to register common stock. We may discontinue, prior to effectiveness, the registration of securities of parties to the Stockholders Agreement if we discontinue the registration of our securities. If we have entered into an underwriting agreement in connection with our registration of securities, any party to the Stockholders Agreement desiring to participate in the registration must agree to sell its securities on the basis provided in the underwriting agreement. Further, in the event of an underwritten offering, the number of securities which may be included in the registration by parties to the Stockholders Agreement is subject to limitations imposed by the underwriter.

--------------------------------------------------------------------------------
54

DESCRIPTION OF CAPITAL STOCK
--------------------------------------------------------------------------------

POSSIBLE ANTI-TAKEOVER MATTERS

CERTIFICATE OF INCORPORATION AND BYLAWS

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of undesignated preferred stock, the terms of which can be determined by the board of directors at the time of issuance. See "--preferred stock" for a description of our preferred stock. Our amended and restated certificate of incorporation also provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Our bylaws also require that stockholders give advance notice to our secretary of any nominations for director or other business to be brought by stockholders at any stockholders' meeting and require a supermajority vote of members of our board of directors and/or stockholders to amend some bylaw provisions. These provisions of our amended and restated certificate of incorporation and our bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions may also have the effect of preventing changes in our management.

DELAWARE ANTI-TAKEOVER STATUTE

We are subject to Section 203 of the Delaware General Corporation Law which, subject to specified exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder--defined as any person or entity that is the beneficial owner of at least 15% of the corporation's voting stock--for a period of three years following the time that the stockholder became an interested stockholder, unless:

- prior to that time, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

- upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

- at or subsequent to that time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines business combination to include:

- any merger or consolidation involving the corporation and the interested stockholder;

- any sale, lease, exchange, mortgage, transfer, pledge or other disposition involving the interested stockholder and 10% or more of the assets of the corporation;

- subject to specified exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

- any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class of series of the corporation beneficially owned by the interested stockholder; and

- the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

--------------------------------------------------------------------------------

DESCRIPTION OF CAPITAL STOCK
--------------------------------------------------------------------------------

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

LIMITATIONS ON LIABILITY

Our certificate of incorporation contains a provision eliminating or limiting director liability to us and our stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director:

-   for any breach of such director's duty of loyalty to us or our stockholders;

- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions; or

- for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on our board of directors protection against awards of monetary damages resulting from breaches of their duty of care, except as indicated above. As a result of this provision, our ability or that of one of our stockholders to successfully prosecute an action against a director for breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission has taken the position that this provision will have no effect on claims arising under the federal securities laws.

INDEMNIFICATION

Our certificate of incorporation and our bylaws provide for mandatory indemnification rights to the maximum extent permitted by applicable law, subject to limited exceptions, to any of our directors or officers who, by reason of the fact that he is a director or officer, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director or officer in advance of the final disposition of such proceeding in accordance with the applicable provisions of Delaware law. We may from time to time agree to provide similar indemnifications to certain employees and other agents.

We also intend to maintain directors' and officers' liability insurance.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is ChaseMellon Shareholder Services, L.L.C. Its address is 85 Challenger Road, Overpeck Centre, Ridgefield, New Jersey 07660 and its telephone number is 1-800-631-6001.

--------------------------------------------------------------------------------
56

--------------------------------------------------------------------------------

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. The market price of our common stock after this offering could decline as a result of the sale of a large number of shares of our common stock in the market, or the perception that such sales could occur. Such sales also could make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. Based on the number of shares outstanding at
             , 2000, after this offering, we will have              outstanding
shares of common stock. Of these shares, the shares being offered hereby are
freely tradable. This leaves              shares eligible for sale in the public
market as follows:

      NUMBER OF
      SHARES        DATE
      --------------------------------------------------------------------------
                    After the date of this prospectus
                    At various times after 90 days from the date of this
                    prospectus under Rule 701
                    At various times after 180 days from the date of this
                    prospectus, subject, in some cases, to volume limitations
                    under Rule 144

The holders of    % of our common stock, including all of our directors and
officers, together with the holders of options to purchase              shares
of common stock, have entered into lock-up agreements under which they have agreed with the underwriters not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any of its common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, without the prior written consent of Warburg Dillon Read LLC and medcenterdirect.com.

In general, under Rule 144 of the Securities Act of 1933, a person or persons whose shares are required to be aggregated, including an affiliate, whose shares have been owned for at least one year, is entitled to sell, within any three-month period after the date of this prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of common
stock--approximately              shares immediately after this offering--or the
average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to certain restrictions. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and whose shares have been beneficially owned by nonaffiliates for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from one of our affiliates, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

Following 90 days after the date of this prospectus, shares issued upon exercise of options that we granted to directors, employees or consultants prior to the date of this offering will also be available for sale in the public market pursuant to Rule 701 under the Securities Act of 1933. Rule 701 permits resales of such shares in reliance upon Rule 144 under the Securities Act of 1933 but without compliance with the restrictions, including the holding-period
requirement, imposed under Rule 144. As of              , 2000, options to
purchase a total of              shares of common stock were outstanding,
             of which were currently exercisable, and all of which are subject
to repurchase by us. Of these              shares,              shares may be
eligible for sale in the public market at various times after 90 days from the date of this prospectus.

--------------------------------------------------------------------------------

SHARES ELIGIBLE FOR FUTURE SALE
--------------------------------------------------------------------------------

We intend to file registration statements from time to time on Form S-8 under the Securities Act to register all shares of common stock subject to outstanding stock options and common stock issued or issuable under our stock plans. We expect the registration statement to become effective immediately upon filing. Shares issued upon the exercise of stock options granted under our stock option plans will be eligible for resale in the public market from time to time subject to vesting and, in the case of certain options, the expiration of the lock-up agreements referred to above.

Pursuant to the Stockholders Agreement dated as of December 28, 1999, HEALTHSOUTH may, following our completion of this offering and subject to various limitations including the 180-day lock-up arrangement described above, require us to use our reasonable best efforts to register under the Securities Act and applicable state securities laws shares of our common stock then held by it. As of the closing of this offering, HEALTHSOUTH will own 6,390,583 shares of our common stock. In addition, if we determine at any time after the completion of this offering to register under the Securities Act any of our equity securities either for our own account or for the account of others, we are obligated to extend to our current stockholders, who in the aggregate currently own 23,050,000 shares of our common stock, the opportunity to include in our registration statement any shares of our common stock then held by them, subject to various limitations including the 180-day lock-up arrangement.

--------------------------------------------------------------------------------
58

--------------------------------------------------------------------------------

UNDERWRITING

medcenterdirect.com and the underwriters for the offering named below have entered into an underwriting agreement concerning the shares being offered. Subject to conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Warburg Dillon Read LLC, U.S. Bancorp Piper Jaffray Inc. and J.C. Bradford & Co. are the representatives of the underwriters.

                                                                NUMBER OF
UNDERWRITERS                                                       SHARES
-------------------------------------------------------------------------
Warburg Dillon Read LLC.....................................
U.S. Bancorp Piper Jaffray Inc..............................
J.C. Bradford & Co..........................................
    Total...................................................
                                                              ==========

If the underwriters sell more shares than the total number set forth in the table above, the underwriters have a 30-day option to buy from us up to an
additional        shares at the initial public offering price less the
underwriting discounts and commissions to cover these sales. If any shares are purchased under this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to
an additional        shares.

                                                              NO EXERCISE   FULL EXERCISE
-----------------------------------------------------------------------------------------
Per share...................................................   $               $
    Total...................................................   $               $

We estimate that the total expenses of the offering payable by us, excluding
underwriting discounts and commissions, will be approximately $             .

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount
of up to $   per share from the initial public offering price. Any of these securities dealers may resell any shares purchased from the underwriters to
other brokers or dealers at a discount of up to $   per share from the initial
public offering price. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms.

The underwriters have informed us that they do not expect discretionary sales to
exceed    % of the shares of common stock to be offered.

medcenterdirect.com, its directors, its officers and certain of its stockholders have agreed with the underwriters not to offer, sell, contract to sell, hedge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any of its common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, without the prior written consent of Warburg Dillon Read LLC.

--------------------------------------------------------------------------------

UNDERWRITING
--------------------------------------------------------------------------------

The underwriters have reserved for sale, at the initial public offering
price,      shares of our common stock being offered for sale to our customers and business partners. At the discretion of our management, other parties, including our employees, may participate in the reserved shares program. The number of shares available for sale to the general public in the offering will be reduced to the extent these persons purchase reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares.

Prior to this offering, there has been no public market for our common stock. The initial public offering price was negotiated by us and the representatives. The principal factors considered in determining the initial public offering price included:

- the information set forth in this prospectus and otherwise available to the representatives;

-   the history and the prospects for the industry in which we compete;

-   the ability of our management;

- our prospects for future earnings, the present state of our development, and our current financial position;

- the general condition of the securities markets at the time of this offering; and

- the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise.

We have agreed to indemnify the several underwriters against some liabilities, including liabilities under the Securities Act of 1933 and to contribute to payments that the underwriters may be required to make in respect thereof.

--------------------------------------------------------------------------------

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, and for the underwriters by Dewey Ballantine LLP, New York, New York.

--------------------------------------------------------------------------------
60

--------------------------------------------------------------------------------

EXPERTS

Ernst & Young LLP, independent auditors, have audited our financial statements at December 31, 1999 and for the period from inception (October 6, 1999) through December 31, 1999, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-1, including the exhibits, schedules and amendments to the registration statement, under the Securities Act of 1933 with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to the company and the shares of common stock to be sold in this offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

You may read and copy all or any portion of the registration statement or any other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings, including the registration statement, are also available to you on the SEC's web site (http://www.sec.gov).

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC. Such reports, proxy and information statements and other information may also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

This prospectus includes statistical data obtained from industry publications. These industry publications generally indicate that the authors of these publications have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. While we believe these industry publications to be reliable, we have not independently verified their data.

--------------------------------------------------------------------------------
medcenterdirect.com, inc.
(A Development Stage Company)
--------------------------------------------------------------------------------

AUDITED FINANCIAL STATEMENTS
PERIOD FROM INCEPTION (OCTOBER 6, 1999) THROUGH DECEMBER 31, 1999

INDEX TO FINANCIAL STATEMENTS                                     PAGE
----------------------------------------------------------------------
Report of Independent Auditors..............................    F-2

Audited Financial Statements

Balance Sheet...............................................    F-3

Statement of Operations.....................................    F-4

Statement of Stockholders' Equity...........................    F-5

Statement of Cash Flows.....................................    F-6

Notes to Financial Statements...............................    F-7

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
medcenterdirect.com, inc.

We have audited the accompanying balance sheet of medcenterdirect.com, inc. (a development stage company) as of December 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the period from inception (October 6, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of medcenterdirect.com, inc. (a development stage company) at December 31, 1999 and the results of its operations and its cash flows for the period from inception (October 6, 1999) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Atlanta, Georgia
March 16, 2000

--------------------------------------------------------------------------------

MEDCENTERDIRECT.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------

BALANCE SHEET

                                                                                  PRO FORMA
                                                               DECEMBER 31,    STOCKHOLDERS
                                                                       1999          EQUITY
-------------------------------------------------------------------------------------------
                                                                              (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $5,717,988
  Other assets..............................................       11,683
                                                               ----------
Total current assets........................................    5,729,671
Equipment and furniture:
  Computer equipment........................................       77,757
  Office equipment..........................................       10,535
  Furniture and fixtures....................................        4,060
                                                               ----------
                                                                   92,352
  Less accumulated depreciation.............................         (727)
                                                               ----------
                                                                   91,625
                                                               ----------
Total assets................................................   $5,821,296
                                                               ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $    5,382
  Accrued liabilities.......................................      135,424
  Notes payable.............................................      258,629
  Current portion of capitalized lease obligations..........       20,844
                                                               ----------
Total current liabilities...................................      420,279
Long-term portion of capitalized lease obligations..........       58,700

Stockholders' equity:
  Convertible Preferred Stock--20,000,000 authorized shares;
   Series A, $.001 par and $.3458 liquidation value:
   17,350,000 shares issued and outstanding.................       17,350      $       --
  Common stock, $.001 par value: 35,000,000 shares
   authorized; 4,450,000 shares issued and outstanding......        4,450          21,800
  Additional paid-in-capital................................    5,982,650       5,982,650
  Accumulated deficit.......................................     (662,133)       (662,133)
                                                               ----------      ----------
Total stockholders' equity..................................    5,342,317       5,342,317
                                                               ----------      ----------
Total liabilities and stockholders' equity..................   $5,821,296      $5,821,296
                                                               ==========      ==========

See accompanying notes.

--------------------------------------------------------------------------------

MEDCENTERDIRECT.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------

STATEMENT OF OPERATIONS

PERIOD FROM INCEPTION (OCTOBER 6, 1999) THROUGH DECEMBER 31, 1999

Revenue.....................................................   $      --

Costs and expenses:
  Product development.......................................     281,004
  General and administrative................................     378,433
                                                               ---------
Total costs and expenses....................................     659,437
                                                               ---------
Operating loss..............................................    (659,437)

Net interest expense........................................      (2,696)
                                                               ---------
Net loss....................................................   $(662,133)
                                                               =========

Net loss per share--basic and diluted.......................   $    (.15)
                                                               =========

Weighted average shares outstanding--basic and diluted......   4,450,000
                                                               =========

Pro forma net loss per share--basic and diluted
  (unaudited)...............................................   $    (.13)
                                                               =========

Shares used in computing pro forma basic and diluted net
  loss per share (unaudited)................................   5,048,276
                                                               =========

See accompanying notes.

--------------------------------------------------------------------------------

MEDCENTERDIRECT.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------

STATEMENT OF STOCKHOLDERS' EQUITY

                                             SERIES A
                                           CONVERTIBLE                                ADDITIONAL
                                         PREFERRED STOCK           COMMON STOCK         PAID-IN      ACCUMULATED    STOCKHOLDERS'
                                        SHARES       AMOUNT     SHARES      AMOUNT      CAPITAL        DEFICIT         EQUITY
---------------------------------------------------------------------------------------------------------------------------------
Balance at inception (October 6,
  1999).............................          --    $    --           --    $   --    $       --      $      --      $       --
  Issuance of common stock..........          --         --    4,450,000     4,450            --             --           4,450
  Issuance of Series A Convertible
   Preferred Stock..................  17,350,000     17,350           --        --     5,982,650             --       6,000,000
  Net loss..........................          --         --           --        --            --       (662,133)       (662,133)
                                      ----------    -------    ---------    ------    ----------      ---------      ----------
Balance at December 31, 1999........  17,350,000    $17,350    4,450,000    $4,450    $5,982,650      $(662,133)     $5,342,317
                                      ==========    =======    =========    ======    ==========      =========      ==========

See accompanying notes.

--------------------------------------------------------------------------------

MEDCENTERDIRECT.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------

STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION (OCTOBER 6, 1999) THROUGH DECEMBER 31, 1999

--------------------------------------------------------------------------
OPERATING ACTIVITIES
Net loss....................................................   $ (662,133)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................          727
  Loss on disposal of equipment.............................        4,828
  Interest on related party note--converted to Series A
   Convertible Preferred Stock..............................        7,267
  Changes in operating assets and liabilities:
    Other assets............................................      (11,683)
    Accounts payable........................................        5,382
    Accrued liabilities.....................................      135,424
                                                               ----------
Net cash used in operating activities.......................     (520,188)

INVESTING ACTIVITIES
Purchases of equipment and furniture........................      (14,595)

FINANCING ACTIVITIES
Proceeds from the issuance of Series A Convertible Preferred
  Stock.....................................................    4,992,733
Proceeds from the issuance of common stock..................        4,450
Proceeds from notes payable to related party................    1,258,629
Payments under capital lease obligations....................       (3,041)
                                                               ----------
Net cash provided by financing activities...................    6,252,771
                                                               ----------
Increase in cash and cash equivalents.......................    5,717,988
Cash and cash equivalents at beginning of period............           --
                                                               ----------
Cash and cash equivalents at end of period..................   $5,717,988
                                                               ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Conversion of note payable and accrued interest to Series A
  Convertible Preferred Stock...............................   $1,007,267
                                                               ==========
Capital lease obligations...................................   $   82,585
                                                               ==========

See accompanying notes

--------------------------------------------------------------------------------

MEDCENTERDIRECT.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1999

1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

medcenterdirect.com, inc. (the "Company") was incorporated on October 6, 1999 ("date of inception") in the state of Delaware. The Company is developing a comprehensive healthcare e-procurement and management system to fully integrate the various business functions associated with supply purchasing.

During 1999, the Company's operations were primarily focused on organizational activities, obtaining financing, recruiting personnel and conducting development of its web site, systems, and marketing plan. Accordingly, the Company is considered to be a development stage company for financial reporting purposes.

Successful completion of the Company's development program and ultimately, the attainment of profitable operations is dependent upon events, including obtaining adequate financing, increasing its customer base, implementing and successful execution of its business and marketing strategy and hiring and retaining quality personnel. Negative developments in any of these conditions could have a material adverse effect on the Company's business, financial condition and results of operations. A significant stockholder of the Company has committed to provide or arrange funding, if necessary, to sustain the Company's operations to remain as a going concern.

Certain founders were reimbursed by the Company for expenses incurred prior to the date of inception. Such expenses primarily related to the founders' search for funding for the Company.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

EQUIPMENT AND FURNITURE

Equipment and furniture are stated at cost. Depreciation of computer equipment is computed using the straight-line method over an estimated useful life of three years. Amortization of equipment purchased under capital leases is recorded over the shorter of the estimated useful lives of the related assets or the lease term.

FINANCIAL INSTRUMENTS

The Company considers its cash, accounts payable and notes payable to be its only significant financial instruments and believes the carrying amounts of these instruments approximate their fair values based on the short-term nature of such instruments.

The Company's cash equivalents consist primarily of money market accounts on deposit with two financial institutions and the carrying amounts reported in the balance sheet approximate their fair value.

--------------------------------------------------------------------------------

MEDCENTERDIRECT.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

STOCK SPLIT

The Board of Directors approved a one thousand for one stock split of the Company's common stock, effected as a common stock dividend, paid on December 28, 1999 to holders of record on December 27, 1999. After the payment of the common stock dividend, the Company had 4,450,000 shares of common stock outstanding, which has been reflected in the statement of stockholders' equity. All share amounts in the financial statements have been adjusted to reflect the stock split.

STOCK-BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued To Employees" ("APB 25"), in accounting for its stock-based employee compensation plans, rather than the alternative fair value accounting method provided for under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), as SFAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options.

INCOME TAXES

The liability method is used in accounting for income taxes. Deferred income assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are anticipated to reverse.

DEVELOPMENT COST

The Accounting Standards Executive Committee (AcSEC) issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", during 1998, which is effective for 1999. SOP 98-1 requires that companies capitalize qualifying costs incurred during the application development stage. All other costs incurred in connection with an internal use software project are to be expensed as incurred. The Company has adopted SOP 98-1 in 1999. All costs incurred by the Company in 1999 were in the preliminary project phase of the Company's web site and systems development and were expensed in accordance with SOP 98-1.

UNAUDITED PRO FORMA INFORMATION

If the offering contemplated by this prospectus is consummated, all classes of the preferred stock and common stock outstanding as of the closing date will be converted into shares of common stock. The pro forma stockholders' equity as of December 31, 1999 reflects conversion into 17,350,000 shares of common stock.

Pro forma net loss per share was computed by dividing the net loss by the unaudited weighted average number of shares of common stock outstanding plus the conversion of 17,350,000 shares of Series A Convertible Preferred Stock into common stock, which will occur upon consummation of the Company's initial public offering, retroactive to the date of issuance.

2.  NET LOSS PER SHARE

Net loss per share has been computed according to the SFAS No. 128, "Earnings Per Share" ("SFAS 128"), which requires disclosure of basic and diluted earnings per share. Basic earnings per share excludes any dilutive effects of options, shares subject to repurchase, warrants, and convertible securities. Diluted earnings per share includes the impact of potentially dilutive securities. The Company's potentially dilutive securities are antidilutive and, therefore, are not included in the

--------------------------------------------------------------------------------

MEDCENTERDIRECT.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

computation of weighted-average shares used in computing diluted loss per share. Following the guidance given by the Securities and Exchange Commission, common stock and preferred stock that has been issued or granted for nominal consideration prior to the anticipated effective date of an initial public offering must be included in the calculation of basic and diluted net loss per common share as if these shares had been outstanding for all periods presented. The Company has not issued or granted shares for nominal consideration since its formation.

For the period from inception (October 6, 1999) to December 31, 1999, the weighted average shares used in computing basic and diluted net loss per share were 4,450,000 shares. The Company had securities outstanding which could potentially dilute basic earnings per share in the future, but were excluded from the computation of diluted net loss per share, as their effect would have been antidilutive. These outstanding securities consist of 17,350,000 shares of the Series A Convertible Preferred Stock at December 31, 1999.

3.  NOTES PAYABLE

The Company borrowed $1,000,000 at an interest rate of 6.375% from a stockholder, with such loan evidenced by a promissory note dated October 25, 1999. The maturity date of the promissory note is October 25, 2000. The promissory note and accrued interest were converted to 2,912,680 shares of Series A Convertible Preferred Stock on December 28, 1999.

The Company was loaned $250,000 by another stockholder during 1999. The loan was non-interest bearing and had no stated maturity date. The loan was converted to 300,000 shares of Series B Convertible Preferred Stock on February 28, 2000 (See
Note 9).

4.  STOCKHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

The Series A Convertible Preferred Stock is convertible into common stock at the option of each holder upon liquidation, dissolution or winding up of the Company and automatically upon, (i) certain consolidations or mergers of the Company with or into another entity, (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company or (iii) the completion of an underwritten public offering of the Company's common stock, at a conversion rate of one-to-one as defined in the agreement.

The holders of shares of Series A Convertible Preferred Stock have voting rights equal to the number of shares of common stock into which such preferred shares are then convertible, and the preferred stockholders are entitled to elect three members of the Board of Directors. The remaining three members of the Board of Directors shall be elected by the holders of the common stock. Under certain circumstances the holders of the Series A Convertible Preferred Stock are entitled to elect a fourth member of the Board of Directors. Dividends are payable as declared by the Board of Directors at a rate of $.02 per share and are non-cumulative. In the event of liquidation of the Company, the Series A Convertible Preferred Stockholders are entitled to receive, prior to and in preference to the holders of common stock, an amount equal to $.3458 per share, plus any declared but unpaid dividends. In the event that funds are not adequate to pay the stated liquidation prices, the preferred stockholders shall be paid on a pro rata basis.

--------------------------------------------------------------------------------

MEDCENTERDIRECT.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

COMMON STOCK

The Company issued 4,450,000 shares of common stock at $.001 per share on October 6, 1999 to four founders (after giving effect to the one-thousand for one stock split discussed in Note 1). Effective December 28, 1999, a stockholders agreement was entered into which revised the original terms of the founders shares for three of the founders, who were also employees, to include potential forfeiture of two-thirds ( 2/3) of such shares upon the failure to achieve certain milestones. As the Company did not believe that the remaining milestones were probable and estimable as of December 31, 1999, no expense has been recorded related to these performance milestones in the accompanying financial statements. Upon the earlier of the achievement of such milestones or an Initial Public Offering of the Company's common stock, the Company will record compensation equal to the difference between the then fair market value of the common stock and the $.001 paid by the founders.

5.  STOCK OPTIONS

Pursuant to certain offers of employment executed during 1999, the Company committed to grant 855,000 common stock options to employees and directors subject to provisions, to be determined by the Company and Board of Directors. The Company has decided to grant such options, under the terms of the 1999 Equity Incentive Plan ("Plan"). The Plan, which was adopted on December 27, 1999, set the exercise price of incentive options to be issued as not less than fair market value of the related common stock at the date of grant but does not define vesting terms for option grants. Such vesting terms are to be established at the discretion of the Board of Directors. As a result, options are not deemed to be granted until Board approval (See Note 9 for subsequent approval). The Plan reserved 2,300,000 shares of common stock for future issuance.

6.  INCOME TAXES

At December 31, 1999, the Company has net operating loss carryforwards of approximately $654,958, for income tax purposes which expire in 2019. The Company's deferred tax asset is fully comprised of the net operating loss carryforward of $248,884. Because of the Company's lack of earnings history, the deferred tax assets have been fully offset by a valuation allowance.

The Company's net operating loss carryforwards may be subject to certain limitations on annual utilization in the event of changes in ownership of the Company. These limitations could significantly reduce the amount of the net operating loss carryforwards available to the Company in the future.

7.  LEASES

Rent expense under operating leases approximated $10,000 in 1999.

At December 31, 1999, the Company has one operating lease commitment which is for office space. The Company's aggregate commitment under the non-cancelable operating lease is as follows:

2000........................................................  $119,314
2001........................................................   127,539
2002........................................................   125,536
                                                              --------
                                                              $372,389
                                                              ========

--------------------------------------------------------------------------------

MEDCENTERDIRECT.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

The Company has capitalized $77,757 of computer equipment under capital lease arrangements at December 31, 1999. No amortization has been recorded to date as the assets were placed in service in December, 1999.

Future minimum lease payments under capital leases consist of the following at December 31, 1999:

2000........................................................  $ 30,643
2001........................................................    30,643
2002........................................................    27,877
2003........................................................     6,219
2004........................................................     5,182
                                                              --------
Total minimum lease payments................................   100,564
Less amount representing interest...........................    21,020
                                                              --------
Present value of net minimum lease payments.................    79,544
Less current portion........................................    20,844
                                                              --------
                                                              $ 58,700
                                                              ========

The amounts recorded as capital lease obligations approximate their estimated fair market values.

8.  YEAR 2000 (UNAUDITED)

The Company experienced no significant disruptions in mission critical information technology and non-information technology systems and believes those systems successfully responded to the Year 2000 date change. The Company is not aware of any material problems resulting from Year 2000 issues. The Company will continue to monitor its mission critical computer applications and those of its suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters which may arise are addressed promptly.

9.  SUBSEQUENT EVENTS

Effective January 3, 2000, a total of 500,000 of the stock options granted to five directors, discussed in Note 5, were granted by the Board of Directors. The exercise price of the stock options to directors is $.3458 per share and the options fully vest on the grant date. In addition, effective January 26, 2000, a total of 355,000 of the stock options to eight employees, discussed in Note 5, were approved by the Board of Directors. The exercise price of the stock options granted to employees is $2.50 per share and generally vest as follows:
(1) 1/3(rd) on the grant date (2) 1/3(rd) on the first anniversary of the grant date and (3) 1/3(rd) on the second anniversary of the grant date. Therefore the measurement date for the above stock options was January 3, 2000 and January 26, 2000, respectively. The aforementioned exercise prices represent an amount which is not less than market value of the stock at the date of grant as determined by management in the absence of a readily trading market.

On February 28, 2000 the Company issued 300,000 shares of Series B Preferred Stock ("Series B") and 250,000 shares of Series C Convertible Preferred Stock ("Series C"). Proceeds included cash of $250,000 and the conversion of a note payable of $250,000, respectively. The Series B and C

--------------------------------------------------------------------------------

MEDCENTERDIRECT.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Convertible Preferred Stock both have a par value of $.001 and were issued at $.833 and $1.00 per share, respectively. The Series B and C Convertible Preferred Stock have liquidation preferences of $.83 and $1.00 per share, respectively.

In March 2000, the Board of Directors authorized the offer and sale of 700,000 shares of Series D Convertible Preferred Stock, par value $.001 at $2.50 per share, in a private placement.

The conversion features of the preferred shares discussed above are identical to those of the Series A Convertible Preferred Stock described in note 4.

On March 14, 2000, the Company granted 475,000 stock options to two employees. The exercise price of the stock options is $2.50.

On March 16, 2000, the Company committed, subject to approval by the Board of Directors, to the grant of approximately 875,000 stock options to directors and consultants. The exercise prices of the stock options ranged from $.3458 to $2.50.

10.  SUBSEQUENT EVENTS (UNAUDITED)

On March 17, 2000 the Company amended the stockholders agreement, discussed in
Note 4, related to common stock sold to founders. The amendment to the stockholders agreement provided for the removal of potential forfeiture provisions related to failure to achieve certain milestones. Based on the removal of such forfeiture provisions, the Company will record compensation equal to the difference between the fair market value of the common stock and the $.001 per share paid by the founders.

On March 17, 2000 the Company entered into an agreement with a former officer who was one of the founders of the Company. Such agreement provided for the removal of forfeiture provisions and immediate vesting of 110,000 shares. As a result, 440,000 shares of common stock will be returned to the Company (see also
Note 4).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                                        SHARES

[INSERT LOGO]

COMMON STOCK

                            WARBURG DILLON READ LLC

                           U.S. BANCORP PIPER JAFFRAY

                              J.C. BRADFORD & CO.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid in connection with the sale of the registrant's common stock being registered, all of which will be paid by the registrant. All amounts are estimates except the registration fee and the NASD filing fee.

Securities and Exchange Commission registration fee.........  $34,610.40
NASD filing fee.............................................
Nasdaq original listing fee.................................
Accounting fees and expenses................................
Legal fees and expenses.....................................
Transfer Agent and Registrar Fees...........................
Printing expenses...........................................
Miscellaneous...............................................

    Total...................................................  $
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law permits indemnification of directors, officers, employees and agents of corporations for liabilities arising under the Securities Act of 1933, as amended.

The registrant's Amended and Restated Certificate of Incorporation and bylaws provide for indemnification of the registrant's directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

STATUTORY PROVISIONS

Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. The provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------

person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that the directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter.

An indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the Delaware General Corporation Law. The indemnification provided by the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the Delaware General Corporation Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person.

THE COMPANY'S CHARTER AND BYLAW PROVISIONS

Our amended and restated certificate of incorporation limits the liability of our directors to us and to our stockholders for breaches of the director's fiduciary duties to the fullest extent permitted by Delaware law. Our restated bylaws provide for mandatory indemnification of our directors, officers, employees and agents for their losses and expenses incurred in connection with actual or threatened litigation, investigations or proceedings to which they are or are threatened to be made parties by reason of the fact that they are or were our directors, officers, employees or agents so long as the respective director, officer, employee or agent was acting in good faith and in a manner which he reasonably believed to be in our best interests, or not opposed to our best interests, with respect to criminal actions and proceedings, indemnification is only mandatory if the respective director, officer or employee had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since our inception (October 6, 1999), we have issued and sold the following unregistered securities:

    (1) In October 1999, the registrant sold 4,450,000 shares of common stock to three founders and one consultant of the registrant for $.001 per share.

    (2) In December 1999, the registrant sold 17,350,000 shares of Series A convertible preferred stock to accredited investors for $.3458 per share.

    (3) In January 2000, the registrant granted a total of 500,000 stock options to purchase shares of its common stock to five directors pursuant to its 1999 Equity Incentive Plan. The exercise price of the stock options is $.3458 per share and the options were fully vested on the grant date.

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    (4) In January 2000, the registrant granted a total of 355,000 stock options to purchase shares of its common stock to eight employees pursuant to its 1999 Equity Incentive Plan. The exercise price of the stock options is $2.50 per share and the options vest as follows: (i) 1/3(rd) on the grant date; (ii) 1/3(rd) on the first anniversary of the grant date; and
       (iii) 1/3(rd) on the second anniversary of the grant date.

    (5) In February 2000, the registrant sold 300,000 shares of Series B convertible preferred stock to accredited investors for $.83 per share (in the form of a converted note).

    (6) In February 2000, the registrant sold 250,000 share of Series C convertible preferred stock to accredited investors for $1.00 per share.

    (7) In March 2000, the registrant sold 700,000 shares of Series D convertible preferred stock to both accredited and non-accredited investors for $2.50 per share.

    (8) In March 2000, the registrant granted 375,000 stock options to purchase shares of its common stock to an officer pursuant to its 1999 Equity Incentive Plan. The exercise price of the stock options is $2.50 per share and the options vest as follows: (i) 1/3(rd) in May 2000; and
       (ii) 2/3(rds) in February 2001.

    (9) In March 2000, the registrant granted 100,000 stock options to purchase shares of its common stock to an officer pursuant to its 1999 Equity Incentive Plan. The exercise price of the stock options is $2.50 per share and the options vest as follows: (i) 1/3(rd) in May 2000;
       (ii) 1/3(rd) in December 2000; and (iii) 1/3(rd) in February 2001.

All sales of our common and convertible preferred stock were made in reliance on
Section 4(2) and/or Regulation D as promulgated under the Securities Act of 1933, as amended. These sales were made without general solicitation or advertising and each investor represented its intention to acquire the securities for investment only and not with a view for resale.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

EXHIBIT NUMBER          EXHIBIT DESCRIPTION
------------------------------------------------------------------------------------
         1.1 *          Form of Underwriting Agreement
         3.1            Form of Amended and Restated Certificate of Incorporation of
                        the registrant
         3.2            Form of Amended and Restated Bylaws of the registrant
         4.1*           Specimen Stock Certificate of the registrant
         4.2            See Exhibits 3.1 and 3.2 for provisions of the registrant's
                        Amended and Restated Certificate of Incorporation and
                        Amended and Restated Bylaws governing the rights of holders of securities of the registrant
         5.1 *          Opinion of Powell, Goldstein, Frazer & Murphy LLP
        10.1 +          Employment Agreement between the registrant and Robert J.
                        White, Jr. dated as of October 7, 1999.
        10.2 +          Employment Agreement between the registrant and Brett L.
                        Grauss dated as of October 7, 1999.
        10.3            Consulting Services Agreement between the registrant and
                        Stonebridge Technologies, Inc. dated as of November 10,
                        1999.
        10.4 +          1999 Equity Incentive Plan of the registrant as adopted on
                        December 27, 1999.
        10.5 +          Form of Award Agreement for Incentive Stock Option
        10.6 +          Form of Award Agreement for Incentive Nonstatutory Stock
                        Option

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
        10.7 *          Preferred Stock Purchase Agreement among the registrant,
                        HEALTHSOUTH Corporation and the purchasers named therein
                        dated as of December 28, 1999.
        10.8            Amended and Restated Stockholders Agreement among the
                        registrant and the stockholders named therein dated as of
                        December 28, 1999.
        10.9 +          Employment Agreement between the registrant and Robert
                        Flaherty dated as of February 14, 2000.
        10.10+          Employment Agreement between the registrant and Keith
                        Stanton dated as of February 28, 2000.
        10.11*          Procurement Systems Agreement between the registrant and
                        HEALTHSOUTH Corporation dated as of March   , 2000.
        23.1            Consent of Ernst & Young LLP
        23.2 *          Consent of Powell, Goldstein, Frazer & Murphy LLP (included in its opinion filed as Exhibit 5.1).
        24.1            Power of Attorney (appears on the signature page hereto).
        27.1            Financial Data Schedule (for SEC use only).

---------

*  To be filed by amendment.

+  Management contract or compensatory contract.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on March 21, 2000.

                                                     MEDCENTERDIRECT.COM, INC.

                                                     By: /s/ ROBERT J. WHITE, JR.
                                                         --------------------------------------------
                                                         Robert J. White, Jr.
                                                         CHAIRMAN OF THE BOARD,
                                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Robert J. White Jr. and Robert Flaherty, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                    DATE
----------------------------------------------------------------------------------------------------
/s/ ROBERT J. WHITE, JR.                    Chairman of the Board, President and
---------------------------------             Chief Executive Officer (principal     March 21, 2000
Robert J. White, Jr.                          executive officer)

/s/ ROBERT FLAHERTY                         Executive Vice President and Chief
---------------------------------             Financial Officer (principal           March 21, 2000
Robert Flaherty                               financial and accounting officer)

/s/ WILLIAM BEAM
---------------------------------           Director                                 March 21, 2000
William Beam

/s/ ROBERT COE
---------------------------------           Director                                 March 21, 2000
Robert Coe

/s/ ERIC R. HANSON
---------------------------------           Director                                 March 21, 2000
Eric R. Hanson

/s/ WILLIAM G. HICKS
---------------------------------           Director                                 March 21, 2000
William G. Hicks

/s/ JOHN W. MCROBERTS
---------------------------------           Director                                 March 21, 2000
John W. McRoberts

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